OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Devon Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

April 27, 2007

Notice of 2007 Annual Meeting of Stockholders And Proxy Statement Wednesday, June 6, 2007 8:00 a.m. (local time) Third Floor Chase Tower 100 North Broadway Oklahoma City, Oklahoma
Dear Devon Stockholder,

The 2007 Annual Meeting of Stockholders of Devon Energy Corporation will be held on Wednesday, June 6, 2007, on the Third Floor of Chase Tower, 100 N. Broadway, Oklahoma City, Oklahoma at 8:00 a.m. local time. The Annual Meeting will focus on the formal items of business announced in the Notice of the 2007 Annual Meeting. Additionally, we will present a report on Devon’s operations during 2006.

Whether or not you plan to attend the Annual Meeting, please vote your proxy for your stock ownership. Your vote is important and you are encouraged to vote your proxy promptly. You may vote your shares via a toll-free telephone number or over the Internet, or you may sign, date and mail the enclosed proxy card in the envelope provided. Instructions regarding all three methods of voting are set forth on the proxy card and in the Notice of Annual Meeting of Stockholders.

                                   Sincerely,

                                   J. Larry Nichols
                                   Chairman of the Board and
                                   Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2007

DEVON ENERGY CORPORATION

Time	8:00 a.m. (local time) on Wednesday, June 6, 2007

Place	Chase Tower Third Floor 100 North Broadway Oklahoma City, Oklahoma

Items of Business	• To elect three Directors for terms expiring in the year 2010;

• To ratify the appointment of the independent auditors for 2007; and

• To transact such other business as may properly come before the meeting or any adjournments of the meeting.

Who Can Vote	Stockholders of record at the close of business on April 9, 2007 are entitled to notice of and to vote at the meeting. You may examine a complete list of stockholders entitled to vote at the meeting during normal business hours for the 10 days prior to the meeting at our offices and at the meeting.

IMPORTANT

Your proxy is important to assure a quorum at the meeting. Whether or not you expect to attend the meeting, please vote in any one of the following ways:

•	call the toll-free number listed on the proxy card;
•	log on to http://proxy.georgeson.com; or
•	mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Please note that all votes cast via telephone or the Internet must be cast before 8:00 p.m. Central Daylight Time on Tuesday, June 5, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

Oklahoma City, Oklahoma	Janice A. Dobbs
April 27, 2007	Corporate Secretary and Manager – Corporate Governance

i

Proxy Statement

for the

Annual Meeting Of Stockholders

To Be Held On June 6, 2007

Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma 73102-8260

We are furnishing you this Proxy Statement in connection with the solicitation of proxies by our Board of Directors to be used at the Annual Meeting and any adjournment thereof. The Annual Meeting will be held on Wednesday, June 6, 2007 at 8:00 a.m. We are first sending this Proxy Statement to our stockholders on or about April 27, 2007.

All references in this Proxy Statement to we, our, us, or the Company refer to Devon Energy Corporation, including our predecessors, subsidiaries and affiliates.

ABOUT THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will be asked to:

•	elect three Directors for terms expiring in 2010;

•	ratify the appointment of our independent auditors for 2007; and

•	transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Who is entitled to vote?

Stockholders as of the close of business on April 9, 2007 (the “Record Date”) are eligible to vote their shares at the Annual Meeting. As of the Record Date, there were 444,981,404 shares of our common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

How do I vote?

You may:

•	attend the Annual Meeting and vote in person; or

•	dial the toll-free number listed on the enclosed proxy card or voting instruction form if you are calling from the United States or Canada. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day, and will close at 8:00 p.m. Central Daylight Time on June 5, 2007; or

•	go to the following website on the Internet:
http://proxy.georgeson.com. As with telephone voting, simply follow the instructions on the screen and you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 8:00 p.m. Central Daylight Time on June 5, 2007; or

•	mark your selections on the enclosed proxy card, date and sign the card, and return the card in the pre-addressed, postage-paid envelope provided prior to the Annual Meeting.

If I vote by telephone or Internet, do I need to return my proxy card?

No.

How do I vote the shares held in my 401(k) Plan?

If you are a current employee participating in the Devon Energy Incentive Savings Plan (the “401(k) Plan”), please follow the instructions you received via email from our Proxy Solicitor, Georgeson Inc. (“Georgeson”).

If you are a former employee participating in the 401(k) Plan and have shares of our common stock credited to your 401(k) Plan account as of the Record Date, such shares are shown on the enclosed voting instruction form. You have the right to direct Fidelity Management Trust Company (the “401(k) Plan Trustee”) regarding how to vote those shares, which you can do by voting your shares in the same manner as provided above in “How do I vote?”

The 401(k) Plan Trustee will vote your account shares in the 401(k) Plan account in accordance with your instructions. If instructions are not received by June 1, 2007, the shares credited to your account will be voted by the 401(k) Plan Trustee in the same proportion as it votes shares for which it did receive timely instructions.

Will each stockholder in our household receive a Proxy Statement and Annual Report?

Generally, no. We try to provide for only one Proxy Statement and Annual Report to be delivered to multiple stockholders sharing an address unless you have notified us to the contrary. Any stockholder at a shared address to which a single copy of this Proxy Statement and the Annual Report has been sent who would like a separate copy of this Proxy Statement and the Annual Report or would like separate copies of Proxy Statements and Annual Reports for future meetings may write Devon Energy Corporation, Attention: Corporate Secretary, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260, e-mail: janice.dobbs@dvn.com or call (405) 235-3611. Any stockholder at a shared address to which multiple copies of this Proxy Statement and the Annual Report have been sent may request delivery of a single copy of the Proxy Statement and Annual Report for future meetings by contacting us using the contact information set forth above.

What is the difference between voting via telephone or the Internet or returning a proxy card versus voting in person?

Voting by proxy, regardless of whether it is via telephone or the Internet or by returning your proxy card by mail, appoints J. Larry Nichols, John Richels and Marian J. Moon as your proxies. They will be required to vote on the proposal exactly as you specified. However, if any other matter requiring a stockholder vote is properly raised at the Annual Meeting and you are not present to cast your vote, then Messrs. Nichols and Richels and Ms. Moon are authorized to use their discretion to vote on the issues on your behalf.

How does discretionary authority apply?

If you sign your proxy card, but do not make any selections, you give authority to Messrs. Nichols and Richels and Ms. Moon to vote on the proposals and any other matter that may arise at the Annual Meeting.

If I vote via telephone or the Internet or by mailing my proxy card, may I still attend the Annual Meeting?

Yes.

What if I want to change my vote?

You may revoke your proxy before it is voted by submitting a new proxy with a later date (by mail, telephone or Internet), by voting at the Annual Meeting, or by filing a written revocation with our Corporate Secretary. Your attendance at the Annual Meeting will not automatically revoke your proxy.

Is my vote confidential?

Yes, only Georgeson and certain of our employees will have access to voting information submitted by our registered or beneficial stockholders. Georgeson will also act as our Inspector of Election. All comments will remain confidential, unless you ask that your name be disclosed.

In addition, special procedures have been established to maintain the confidentiality of shares voted in our 401(k) Plan. None of our employees will have access to voting information for shares in the 401(k) Plan.

Who will count the votes?

Georgeson will tabulate the votes.

What does it mean if I get more than one proxy card?

Your shares are probably registered differently or are in more than one account. Vote all proxy cards to ensure that all your shares are voted. You should then contact our transfer agent, UMB Bank, n.a., to have your accounts registered in the same name and address.

What constitutes a quorum?

A majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. If you vote by telephone or the Internet or by returning your proxy card, you will be considered part of the quorum. The Inspector of Election will treat shares represented by a properly executed proxy as present at the meeting. Abstentions and broker non-votes will be counted for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner submits a proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

How many votes will be required to approve a proposal?

Election of Directors at the Annual Meeting will be by a plurality of votes cast at the Annual Meeting. Votes may be cast in favor of the election of each Director nominee or withheld.

Our Corporate Governance Guidelines (the “Guidelines”) contain a majority voting policy which provides that any nominee for Director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election must submit his or her offer of resignation to the Governance Committee within 90 days from the date of the election. The Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation.

With respect to other matters, the affirmative vote of the holders of a majority of the shares, present in person or by proxy, and entitled to vote at the Annual Meeting, is required to take any other action.

Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy.

Can brokers who hold shares in street name vote those shares with respect to the election of Directors if they have received no instructions?

We believe that brokers that are members of the New York Stock Exchange (the “NYSE”), and who hold common stock in street name for customers, but have not received instructions from a beneficial owner, have the authority under the rules of the NYSE to vote those shares with respect to the election of Directors.

How will you treat abstentions and broker non-votes?

We will (i) count abstentions and broker non-votes for purposes of determining the presence of a quorum at the Annual Meeting; (ii) treat abstentions as votes not cast but as shares represented at the Annual Meeting for determining results on actions requiring a majority of shares present and entitled to vote at the Annual Meeting; (iii) not consider broker non-votes for determining actions requiring a majority of shares present and entitled to vote at the Annual Meeting; and (iv) consider neither abstentions nor broker non-votes in determining results of plurality votes.

Who pays the solicitation expenses?

We will bear the cost of solicitation of proxies. Proxies may be solicited by mail or personally by our Directors, officers or employees, none of whom will receive additional compensation therefor. We have also retained Georgeson to assist in the solicitation of proxies at an estimated cost of $9,000, plus reasonable expenses. Those holding shares of common stock of record for the benefit of others, or nominee holders, are being asked to distribute proxy soliciting materials to, and request voting instructions from, the beneficial owners of such shares. We will reimburse nominee holders for their reasonable out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will announce voting results at the Annual Meeting, and we will publish final results in our quarterly report on Form 10-Q for the second quarter of 2007. We will file that report with the United States Securities and Exchange Commission (the “SEC”). You may obtain a copy of this and other reports free of charge on our website at www.devonenergy.com, or by contacting either our Investor Relations Department at 405-552-4570 or the SEC at 1-800-732-0330 or www.sec.gov.

Will your independent auditors be available to respond to stockholder questions?

Yes. The Audit Committee of the Board of Directors has approved KPMG LLP to serve as our independent auditors for the year ending December 31, 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to stockholder questions.

Where can I reach you?

Our mailing address is:

  Devon Energy Corporation
  20 North Broadway
  Oklahoma City, OK 73102-8260

Our telephone number is:

  405-235-3611

YOUR PROXY VOTE IS IMPORTANT. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE ASKED TO VOTE BY USING THE TOLL-FREE TELEPHONE NUMBER SHOWN ON THE PROXY CARD; ACCESSING THE INTERNET WEBSITE SHOWN ON THE PROXY CARD; OR RETURNING THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM.

AGENDA ITEM 1. ELECTION OF DIRECTORS

Pursuant to provisions of our Restated Certificate of Incorporation and Bylaws, the Board of Directors shall consist of not less than three nor more than 20 Directors. Currently, the Board is comprised of nine Directors. Our Restated Certificate of Incorporation and Bylaws provide for three classes of Directors. These three classes of Directors serve staggered three-year terms, with Class I having three Directors, Class II having four Directors and Class III having two Directors.

The Board of Directors has nominated incumbent directors Thomas F. Ferguson and David M. Gavrin, whose terms expire at the Annual Meeting, for re-election as Directors for terms expiring at the Annual Meeting in the year 2010. The Board has also nominated our President, John Richels, to serve as a member of the Board for a term expiring at the Annual Meeting in 2010. Nominees will serve until their successors are elected and qualified. Although Mr. Gavrin is standing for election for a full three-year term, he is expected to retire from the Board as of the 2008 Annual Meeting due to the age requirement of Board members. Peter J. Fluor’s term as a Director will expire at the Annual Meeting, and Mr. Fluor chose not to stand for re-election. Other Directors who are remaining on the Board of Directors will continue to serve in accordance with their previous elections until the expiration of their terms at the 2008 or 2009 Annual Meeting, as the case may be.

The Board of Directors recommends a vote “FOR” each of the nominees for election to the Board of Directors.

It is the intention of the persons named in the proxy to vote proxies “FOR” the election of the three nominees unless they are instructed otherwise. In the event that any of the nominees should fail to stand for election, the persons named in the proxy intend to vote for substitute nominees designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees for Directors for Terms Expiring in 2010 – Class I

Thomas F. Ferguson	Director since 1982 Audit Committee Chairman

Mr. Ferguson, age 70, retired in 2005 from his position as Managing Director of United Gulf Management Ltd., a wholly-owned subsidiary of Kuwait Investment Projects Company KSC. He has represented Kuwait Investment Projects Company on the boards of various companies in which it invests, including Baltic Transit Bank in Latvia and Tunis International Bank in Tunisia. Mr. Ferguson is a Canadian qualified Certified General Accountant and was formerly employed by the Economist Intelligence Unit of London as a financial consultant.

David M. Gavrin	Director since 1979 Compensation Committee Chairman and Lead Director

Mr. Gavrin, age 72, has been a private investor since 1989 and is currently a director and Chairman of the Board of MetBank Holding Corp. He is also President and a director of Arthur J. Gavrin Foundation, Inc. From 1978 to 1988 he was a General Partner of Windcrest Partners, a private investment partnership in New York City, and, for 14 years prior to that, he was an officer of Drexel Burnham Lambert Incorporated.

John Richels	Director Nominee

Mr. Richels, age 56, was elected as our President in 2004. He served as a Senior Vice President from 2001 to 2004 and President and Chief Executive Officer of our Canadian subsidiary from 1998 to 2004. Mr. Richels joined us through our 1998 acquisition of Canadian-based Northstar Energy Corporation. Prior to joining Northstar, Mr. Richels was Managing and Chief Operating Partner of the Canadian-based national law firm, Bennett Jones. Mr. Richels previously has served as a director of a number of publicly traded companies.

Directors Whose Terms Expire in 2008 – Class III

John A. Hill	Director since 2000 Governance Committee Chairman

Mr. Hill, age 65, has been with First Reserve Corporation, an oil and gas investment management company, since 1983 and is currently its Vice Chairman and Managing Director. Prior to creating First Reserve Corporation, Mr. Hill was President and Chief Executive Officer of several investment banking and asset management companies and served as the Deputy Administrator of the Federal Energy Administration during the Ford administration. Mr. Hill is Chairman of the Board of Trustees of the Putnam Funds in Boston, a Trustee of Sarah Lawrence College and a director of TransMontaigne Inc. and various companies controlled by First Reserve Corporation.

William J. Johnson	Director since 1999

Mr. Johnson, age 72, has been a private consultant to the oil and gas industry since 1994. He is President and a Director of JonLoc Inc., an oil and gas company of which he and his family are the only stockholders. Mr. Johnson has served as a director of Tesoro Corp. since 1996. From 1991 to 1994, Mr. Johnson was President, Chief Operating Officer and a director of Apache Corporation.

Directors Whose Terms Expire in 2009 – Class II

Robert L. Howard	Director since 2003 Reserves Committee Chairman

Mr. Howard, age 70, retired in 1995 from his position as Vice President of Domestic Operations, Exploration and Production of Shell Oil Company. He served as a director of Ocean Energy, Inc. from 1996 to 2003. Mr. Howard is also a director of Southwestern Energy Company and McDermott International Incorporated.

Michael M. Kanovsky	Director since 1998

Mr. Kanovsky, age 58, was a co-founder of Northstar Energy Corporation and served on Northstar’s Board of Directors from 1982 to 1998. He is President of Sky Energy Corporation and serves as a director of Kinwest Energy Corporation and North American Oil Sands Corporation, all privately held energy corporations. Mr. Kanovsky currently serves as a director of Accrete Energy Inc., ARC Resources Ltd., Bonavista Petroleum Ltd., Pure Technologies Ltd. and TransAlta Corporation.

J. Todd Mitchell	Director since 2002

Mr. Mitchell, age 48, served as President of GPM, Inc., a family-owned investment company, from 1998 to 2006, and currently serves as its Vice President for strategic planning. He has also served as President of Dolomite Resources, Inc., a privately owned mineral exploration and investments company since 1987 and as Chairman of Rock Solid Images, a privately owned seismic data analysis software company since 1998. Mr. Mitchell served on the Board of Directors of Mitchell Energy & Development Corp. from 1993 to 2002.

J. Larry Nichols	Director since 1971 Chairman of the Board Dividend Committee Chairman

Mr. Nichols, age 64, is one of our co-founders. He was named Chairman of the Board of Directors in 2000. He served as President from 1976 until 2003 and has served as Chief Executive Officer since 1980. Mr. Nichols serves as a director of Baker Hughes Incorporated and Sonic Corp.

Chairman Emeritus

John W. Nichols	Director 1971-1999

Mr. Nichols, age 92, is one of our co-founders. He was named Chairman Emeritus in 1999. Mr. Nichols was Chairman of our Board of Directors when we began operations in 1971 and continued in this capacity until 1999. He is a founding partner of Blackwood & Nichols Co., which developed the conventional reserves in the Northeast Blanco Unit of the San Juan Basin. Mr. Nichols is a non-practicing Certified Public Accountant.

CORPORATE GOVERNANCE

Board of Directors Information

Our Board of Directors met six times in 2006. All Directors attended 75 percent or more of the total meetings of the Board of Directors and Committees on which they served. We require a majority of our Directors be in attendance at our annual meetings of stockholders. All Directors attended the 2006 Annual Meeting.

The Board is governed by the laws of the State of Delaware, our Restated Certificate of Incorporation, Bylaws, Corporate Governance Guidelines, charters of the Board’s standing committees and various federal laws. Copies of the following governance documents are available on our website at www.devonenergy.com and are available in print to any stockholder upon request:

•	Certificate of Incorporation;
•	Bylaws;
•	Corporate Governance Guidelines;
•	Code of Business Conduct and Ethics; and
•	Code of Ethics for Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Chief Accounting Officer (CAO).

Amendments to and waivers from any provision of the Code of Ethics for the CEO, CFO and CAO will be posted on our website.

Also, on our website is information on our Environmental, Health and Safety programs, including our Corporate Global Climate Change Position and Strategy.

Committees

The Board of Directors has a standing Audit Committee, Compensation Committee, Dividend Committee, Governance Committee and Reserves Committee. The following table shows the current membership of each committee, each committee’s functions, and the number of meetings each committee held in 2006:

		Number of
		Meetings
Committee and Members	Functions of Committee	in 2006

Audit Thomas F. Ferguson(1)(2) Michael M. Kanovsky J. Todd Mitchell		8
	• Appoints our independent auditors
	• Approves the nature and scope of services performed by the independent auditors and reviews the range of fees for such services
	• Confers with the independent auditors and reviews the results of their audits
	• Oversees our annual evaluation of the effectiveness of internal control over financial reporting
	• Oversees our internal audit function
	• Provides assistance to the Board of Directors with respect to our corporate disclosure and reporting practices
	• Reviews and oversees related party transactions and other potential conflicts of interest
	• Monitors our risk exposures and procedures to manage such exposure

Compensation David M. Gavrin(1) Peter J. Fluor Robert L. Howard		6
	• Reviews and approves our compensation strategy and ensures it supports our objectives and our stockholders’ interests
	• Annually reviews, approves and communicates the corporate goals and objectives to the CEO

•  Evaluates the performance of the CEO, communicates the results of the evaluation to the CEO and Board, determines the individual elements of the CEO’s compensation and the factors on which the compensation is based and reports the relationship between our performance and the CEO’s compensation

•  Reviews and approves the individual elements of compensation for the executive officers other than the CEO and communicates in the proxy statement the relationship between our performance and the executives’ compensation

	• Ensures our incentive compensation programs are administered in a manner consistent with our compensation strategy
	• Prepares the Compensation Committee Report required by the SEC to be included in our proxy statement

Dividend J. Larry Nichols(1)	• Declares or refrains from declaring dividends from time to time upon our outstanding shares within guidelines established by the Board of Directors	4 (3)

		Number of
		Meetings
Committee and Members	Functions of Committee	in 2006

Governance John A. Hill(1) William J. Johnson Michael M. Kanovsky		4
	• Establishes and re-evaluates criteria for the Board membership and selection of the new directors
	• Determines the skills, experience, perspective and background required for the effective functioning of the Board
	• Establishes and reevaluates criteria for tenure and other policies related to director service on the Board
	• Monitors the orientation and continued educational programs for directors and recommends action to the Board
	• Searches for, screens, recruits, interviews and recommends candidates for new directors
	• Evaluates the qualifications and performance of the incumbent directors and determines whether or not to recommend re-election to the Board
	• Monitors non-Board services provided by directors to us and our subsidiaries
	• Develops and recommends to the Board for its approval our Corporate Governance Guidelines, and reviews them no less than annually

Reserves Robert L. Howard(1) William J. Johnson J. Todd Mitchell		2
	• Reviews and evaluates our consolidated petroleum and natural gas reserves
	• Oversees the integrity of our reserves evaluation and reporting system
	• Oversees our legal and regulatory compliance related to reserves evaluation, preparation and disclosure
	• Verifies qualifications and independence of our independent engineering consultants
	• Verifies adequate performance of our independent engineering consultants
	• Reviews our business practices and ethical standards in relation to the preparation and disclosure of reserves

(1)	Chairman
(2)	Audit Committee Financial Expert
(3)	By written consent

Director Independence

Our Corporate Governance Guidelines, including a definition of director independence, complies with the NYSE listing standards. The full text of our Corporate Governance Guidelines may be found on our website at www.devonenergy.com.

Pursuant to our Corporate Governance Guidelines, the Board considers transactions and relationships between each Director or any member of his immediate family and us and our subsidiaries and affiliates. Applying our Corporate Governance Guidelines, the Board has affirmatively determined that each of the current Directors, with the exception of our Chairman and Chief Executive Officer, J. Larry Nichols, has no material relationship with us that would interfere with the exercise of independent judgment and, therefore, is independent under our Corporate Governance Guidelines and the listing standards of the NYSE. The Board noted that the father of Director, J. Todd Mitchell, owns indirectly a majority interest in a company whose services we utilize. However, the Board determined that this relationship was not material to us, the Director or to the other company. See “Related Party Transactions”.

Lead Director

The Board has a Lead Director whose primary responsibility is to preside over the executive session of the Board meeting in which Mr. Nichols and other members of management do not participate. The Lead Director also performs other duties that the Board may from time to time delegate to assist the Board in the fulfillment of its responsibilities. In 2006, the Lead Director presided over four executive sessions of the Board.

David M. Gavrin has served as our Lead Director since 2005 and will serve in that position until a successor is named by the Board of Directors.

Director Communication

Any stockholder or other interested party may contact our Lead Director or any of the non-management Directors by (i) U.S. mail to Lead Director or to Non-Management Directors, c/o Office of the Corporate Secretary, Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260; (ii) calling our non-management Director access line 1-866-888-6179; or (iii) sending an email to nonmanagement.directors@dvn.com. A management Director may be contacted by (i) U.S. mail to Management Directors, c/o Office of the Corporate Secretary, Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260; (ii) contacting the Office of the Corporate Secretary at 405-235-3611; or (iii) sending an email to management.directors@dvn.com. All calls or correspondence are anonymous and confidential. All such communications, other than advertisements or commercial solicitations, will be forwarded to the appropriate Director(s) for review.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is composed of three independent non-management Directors with no interlocking relationships as defined by the SEC.

Related Party Transactions

We have adopted a Code of Business Conduct and Ethics which applies to all of our Directors, officers and employees. The Code of Business Conduct and Ethics is posted on our website at www.devonenergy.com. The Code of Business Conduct and Ethics describes our policies and standards for protecting our integrity and provides guidance to our Directors, officers and employees in recognizing and properly resolving any ethical and legal issues that may be encountered while conducting our business. The Code of Business Conduct and Ethics provides that our Directors or officers may not act on our behalf as a principal in any transaction with a supplier, competitor or customer in which an affiliate of such Director or officer is a principal, officer or representative in such transaction, without prior approval of the Audit Committee. It is the policy of the Audit Committee to review the terms and substance of any potential related party transaction for purposes of determining whether a waiver to the Code of Business Conduct and Ethics should be granted.

Our Audit Committee reviews information provided in the annual Director questionnaire relating to transactions between us and the Director to determine if the Director meets our and the NYSE’s independence standards. The Board confirms the independence of each Director upon receiving the Audit Committee recommendation.

George P. Mitchell, the beneficial owner of approximately 5.33% of our common stock and the father of J. Todd Mitchell, one of our Directors, indirectly owns a majority interest in Rock Solid Images (“RSI”), which provides seismic data and analysis software. We utilize several RSI software packages and have also utilized RSI for specific reservoir analysis. We have, as part of an industry consortium, sponsored research and development by RSI in the areas of seismic attenuation and lithology and fluids prediction. J. Todd Mitchell serves as non-executive Chairman of RSI. We paid RSI $204,084 in 2006 for the foregoing products and services. The Board has determined that this relationship was not material to J. Todd Mitchell, RSI or to us.

Director Compensation for the Year Ended December 31, 2006

Under our Corporate Governance Guidelines, non-management Director compensation is determined annually by the Board of Directors acting upon the recommendation of the Governance Committee. Directors who are also our employees receive no additional compensation for service as a Director. The following table shows compensation for non-management Directors for 2006:

	Fees Earned or Paid	Stock Awards	Option Awards	Total
Name	in Cash ($)	($)(1)(2)	($)(1)(2)	($)

Thomas F. Ferguson	83,000	59,093	74,126	216,219
Peter J. Fluor	70,000	59,093	74,126	203,219
David M. Gavrin	81,000	59,093	74,126	214,219
John A. Hill	78,000	59,093	74,126	211,219
Robert L. Howard	85,000	59,093	74,126	218,219
William J. Johnson	72,000	59,093	74,126	205,219
Michael M. Kanovsky	81,000	59,093	74,126	214,219
J. Todd Mitchell	73,000	59,093	74,126	206,219

(1)	The dollar amounts reported in these columns are compensation costs recognized in our 2006 financial statements for equity awards that vested in 2006 computed in accordance with Statement of Financial Accounting Standards No. 123(R) (“SFAS No. 123(R)”). For a discussion of valuation assumptions, see Note 9 – Share-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which note is incorporated herein by reference. No option or stock awards granted to non-management Directors were forfeited during 2006.

(2)	The following table represents the number of outstanding and unexercised option awards and the number of unvested stock awards held by each of our non-management Directors as of December 31, 2006:

	Outstanding Option	Outstanding Stock
Name	Awards	Awards

Thomas F. Ferguson	43,000	4,500
Peter J. Fluor	46,120	4,500
David M. Gavrin	49,000	4,500
John A. Hill	33,800	4,500
Robert L. Howard	63,340	4,500
William J. Johnson	31,000	4,500
Michael M. Kanovsky	37,000	4,500
J. Todd Mitchell	19,000	4,500

Annual Retainer and Meeting Fees

The following is a schedule of annual retainers and meeting fees for non-management Directors in effect during 2006:

Type of Fee	Amount

Annual Board Retainer	$50,000
Additional Annual Retainer to Chairman of Audit Committee	$15,000
Additional Annual Retainer to Chairman of Compensation, Governance and Reserves Committees	$10,000
Additional Annual Retainer to Audit Committee Members	$2,000
Fee for each Board Meeting attended in person	$2,000
Fee for each Board Meeting attended via telephone	$1,000
Fee for each Committee Meeting attended in person	$2,000
Fee for each Committee Meeting attended via telephone	$1,000

All non-management Directors are reimbursed for out-of-pocket expenses they incur serving as Directors.

Annual Equity Awards

In June 2006, our non-management Directors were granted an annual award of 3,000 stock options and 2,000 shares of restricted stock under our 2005 Long-Term Incentive Plan. Stock options and restricted stock awards to non-management Directors are granted immediately following each Annual Meeting. Stock options vest on the date of grant and are granted at an exercise price equal to the closing price of our common stock on that date. Unexercised stock options will expire eight years from the date of grant. Restricted stock awards vest 25 percent on each anniversary of the date of grant. Cash dividends on shares of restricted stock are paid at the same times and in the same amounts as on other shares of our common stock.

GOVERNANCE COMMITTEE REPORT

The Governance Committee operates under a written charter approved by the Board of Directors. The charter may be viewed on the Company’s website at www.devonenergy.com. The Governance Committee is comprised of three independent Directors.

The Governance Committee is responsible for proposing qualified candidates to serve on the Board of Directors, and reviews with the Board special director qualifications, taking into account the composition and skills of the entire Board, and specifically ensuring a sufficient number of the members of the Board are financially literate. The Governance Committee will consider nominees recommended by stockholders and will give appropriate consideration in the same manner as given to other nominees. Stockholders who wish to submit director nominees for election at our 2008 Annual Meeting of Stockholders may do so by submitting in writing such nominee’s name in compliance with the procedures required by our Bylaws, to the Governance Committee of the Board of Directors, Attention: Chairman, c/o Office of the Corporate Secretary, Devon Energy Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260. Pursuant to our Bylaws, stockholders may nominate a person for election or re-election as a director by delivering a timely notice to our Corporate Secretary at the address above. Please see “Submission of Stockholder Proposals and Nominees” for a discussion of the deadlines for delivering such notice. The stockholder’s notice must contain:

•	all information relating to each person being nominated that is required to be disclosed with respect to such person pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected;

•	the name and address of the stockholder giving the notice and the beneficial owner, if any;

•	the class and number of shares of our stock which are owned beneficially and of record by the stockholder giving the notice and the beneficial owner, if any;

•	a description of all arrangements or understandings between the stockholder giving the notice and any other person or persons (including their names) in connection with the nomination; and

•	a representation that the stockholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

The Board will take reasonable steps to ensure that a diverse group of qualified candidates are in the pool from which the nominees for the Board are chosen. The Governance Committee may, at its discretion, seek third-party resources to assist in the process and will make final director candidate recommendations to the Board. The basic qualifications, which are identified in our Corporate Governance Guidelines, that the Governance Committee looks for in a director are:

•	independence;
•	integrity and accountability;
•	informed judgment;
•	peer respect;
•	high performance standards;
•	passion for the Company’s performance; and
•	creativity.

Following election to the Board, the Corporate Governance Guidelines provide for:

•	mandatory retirement at the Annual Meeting following the 73rd birthday of a Director;

•	a recommendation that a Director not serve on more than five public company boards in addition to serving on the Company’s Board;

•	“majority voting” which requires a nominee for Director in an uncontested election to submit an offer of resignation to the Governance Committee within 90 days of the date of the election if the Director receives a greater number of “withheld” votes than “for” votes. The Governance Committee will then consider all of the relevant facts and circumstances and recommend to the full Board the action to be taken with respect to the offer to resign;

•	approval of the Governance Committee to serve as a director, officer or employee of a competitor of the Company; and

•	prompt notification to the Chairman of the Board and Chairman of the Governance Committee upon the acceptance of a directorship of any other public company or any assignment to the Audit or Compensation Committees of the board of any public company.

The Governance Committee also plays a leadership role in shaping the Company’s corporate governance. It undertakes an annual corporate governance self-assessment, consisting of a thorough review of the Company’s corporate governance practices. The Governance Committee reviews the Company’s practices and best practices followed by other companies. The goal is to maintain a corporate governance framework for the Company that is effective and functional and that fully addresses the interests of the Company’s stakeholders. The Governance Committee determined that the Company operates under many corporate governance best practices. The Governance Committee may from time to time recommend enhanced corporate governance standards to the Board. The Board voted to approve these standards which are reflected in:

•	the Corporate Governance Guidelines;

•	the charters for each of the Board’s Committees; and

•	an expanded Code of Business Conduct and Ethics for all Directors, officers and employees.

The standards reflected in these documents implement and strengthen the Company’s corporate governance practices. These documents, and others related to corporate governance, are available on the Company’s website at www.devonenergy.com.

The Governance Committee intends to continue to require an annual evaluation of the effectiveness of the Board and its Committees and an annual self-assessment of the performance and effectiveness by each member of the Board.

With the Company’s fundamental corporate governance practices firmly in place and annually evaluated, the Governance Committee is prepared to respond quickly to new regulatory requirements and emerging best practices. The Governance Committee intends to continue the self-assessment process and its work will be updated periodically to enable the Company to maintain its position at the forefront of corporate governance best practices.

John A. Hill, Chairman
Michael M. Kanovsky
William J. Johnson

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee which is comprised of three independent Directors. The Board and the Audit Committee believe that the Audit Committee’s current membership satisfies the rules of the NYSE that govern audit committee composition, including the requirement that audit committee members all be independent directors as that term is defined under NYSE listing standards. Also, for purposes of complying with the listing standards of the NYSE, the Board has determined that Michael M. Kanovsky’s simultaneous service on the audit committees of more than three public companies does not impair his ability to serve on the Company’s Audit Committee. The Audit Committee operates under a written charter approved by the Board of Directors. The charter is available on the Company’s website at www.devonenergy.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the establishment and maintenance of the system of internal controls. This system is designed to provide reasonable assurance regarding the achievement of objectives in the areas of reliability of financial reporting, effectiveness and efficiency of operations and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board, and the audited financial statements in the Annual Report. This review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

In fulfilling its duties during 2006, the Audit Committee:

•	reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and our assessment of, and the effective operation of, the Company’s internal controls over financial reporting, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and other matters;

•	discussed with the independent auditors other matters under generally accepted auditing standards, including Statement on Auditing Standards No. 61, Communications with Audit Committee;

•	discussed with the independent auditors the auditors’ independence, including the matters in the written disclosures and the letter received from the independent auditors required by the Independence Standards Board Standard No. 1;

•	discussed with the independent auditors the overall scope and plans for their audit; and

•	met with the independent auditors, with and without management present, to discuss the results of their audit and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC. The Audit Committee has approved KPMG LLP as the Company’s independent auditors for the year ending December 31, 2007.

Thomas F. Ferguson, Chairman
Michael M. Kanovsky
J. Todd Mitchell

Independent Auditors’ Fees

Under the terms of its charter, the Audit Committee approves the fees we pay our independent auditors. For the years ended December 31, 2006 and December 31, 2005, we paid the following fees to KPMG LLP:

	2005	2006

Audit fees	$2,904,000	$3,300,000
Audit related fees	$375,000	$290,000
Tax fees	$274,000	$323,000
All other fees	$—	$—

	$3,553,000	$3,913,000

Audit fees include services for the audits of the financial statements and management’s assessment of, and the effective operation of, our internal controls over financial reporting. Audit related fees consisted principally of audits of financial statements of employee benefit plans and certain affiliates and subsidiaries and certain accounting consultation. Tax fees consisted of tax compliance and tax consulting fees. The Audit Committee has considered whether the provisions of audit related services and tax services are compatible with maintaining KPMG LLP’s independence and has determined the auditors’ independence is not impaired.

Audit Committee Pre-Approval Policies and Procedures

All of the 2006 and 2005 audit and non-audit services provided by KPMG LLP were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the auditors’ independence.

The Audit Committee has pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by KPMG LLP and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the auditors. The services and fees must be deemed compatible with the maintenance of the auditors’ independence, including compliance with SEC rules and regulations.

RESERVES COMMITTEE REPORT

The Board of Directors established a Reserves Committee in 2004, comprised of three independent Directors, Messrs. Howard, Johnson and Mitchell. The Reserves Committee operates under a charter approved by the Board of Directors. The charter is available on the Company’s website at www.devonenergy.com. The Reserves Committee oversees, on behalf of the Board, the evaluation and reporting process of the Company’s oil, gas and natural gas liquids reserves data. Management and our independent engineering consultants have the primary responsibility for the preparation of the reserves reports. In fulfilling its oversight responsibilities, the Reserves Committee reviewed with management the internal procedures relating to the disclosure in the Annual Report of reserves, having regard to industry practices and all applicable laws and regulations. In fulfilling its duties during 2006, the Reserves Committee has:

•	approved Ryder Scott Company, L.P., AJM Petroleum Consultants and LaRoche Petroleum Consultants, Ltd., as the Company’s independent engineering consultants for the year ending December 31, 2006;

•	reviewed with the independent engineering consultants the scope of the annual review of the Company’s reserves;

•	met with the independent engineering consultants, with and without management, to review and consider the evaluation of the reserves and any other matters of concern in respect to the evaluation of the reserves;

•	reviewed and approved any statement of reserves data or similar reserves information, and any report of the independent engineering consultants regarding such reserves to be filed with any securities regulatory authorities or to be disseminated to the public;

•	reviewed the internal procedures relating to the disclosure of reserves; and

•	ensured that the independent engineering consultants were independent prior to their appointment and throughout their engagement.

In reliance on the reviews and discussions referred to above, the Reserves Committee recommended to the Board of Directors, and the Board has approved, that the reserves reports be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Robert L. Howard, Chairman
William J. Johnson
J. Todd Mitchell

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

Our success is dependent on the performance of highly-trained, experienced and committed employees in all positions and at all levels. The skill sets, education, experience and personal qualities of the executives needed to successfully manage the business and develop managers over the long-term are especially coveted by many of our competitors. The competition for executive talent in the oil and gas industry is considerable. In addition, the oil and gas business is cyclical, and, accordingly, our compensation program must be flexible. Therefore, our executive compensation programs are designed and administered to support our strategic objectives as well as to address the realities of the competitive market for talent.

Compensation Committee and Compensation Consultant

Our executive compensation philosophy is established by the Compensation Committee of the Board of Directors (the “Committee”), which also administers the overall executive compensation program. The Committee operates under a written charter approved by the Board of Directors. The charter is available on our website at www.devonenergy.com. In 2006, the Committee retained the services of an independent compensation consulting firm, Mercer Human Resource Consulting (the “Compensation Consultant”), to assist with executive compensation program design, calibration of the program to our performance and the competitive market, to monitor program effectiveness, and to review the competitiveness of our executive compensation program. The Compensation Consultant provides competitive compensation information through an analysis of our peers and other relevant companies.

Compensation Philosophy and Objectives

Our two-pronged operating strategy – investing the majority of our capital budget in individually-significant, large-scale, low-risk development projects capable of producing reliable, repeatable results over the near-term and investing a measured amount of the capital budget in longer-term initiatives with higher-impact potential aimed at providing a development inventory over the longer-term – requires a compensation philosophy that balances the utilization of objective measures of our near-term success with a more subjective evaluation of executive officer performance that supports our long-term success.

Overall, our executive compensation program is designed to support a high-performance culture and to closely align the interests of our executives with the interests of our stockholders. The goals of the program are to:

•	motivate, reward and retain management talent to support our goal of increasing stockholder value;

•	provide the opportunity for executives to earn total cash compensation based on performance that is competitive with executives of companies of similar size within the oil and gas industry. In some cases, this includes setting base salaries at or slightly above the median of salaries for comparable executives at the comparison companies;

•	provide the opportunity for executives to earn annual cash bonuses near the 75th percentile for comparable executives at the comparison companies;

•	provide the opportunity for executives to earn long-term incentive awards near the 75th percentile for comparable executives at the comparison companies;

•	provide the opportunity for executives to earn total direct compensation between the 60th percentile and the 75th percentile for comparable executives at the comparison companies;

•	provide rewards that take into consideration the volatility of the oil and gas industry; and

•	provide a total compensation program that emphasizes direct compensation over indirect compensation, such as benefits and perquisites.

Compensation Guiding Principles

The following principles influence the design and administration of our executive compensation program and are consistent with our compensation philosophy.

Attracting and Retaining Executive Talent Over the Long-Term

We believe that the attraction and long-term retention of executive officers contributes significantly to our success. When executives remain with us over the long-term, they cultivate meaningful, long-term relationships with key employees. This enables them to positively impact our performance by continually developing our personnel, fine-tuning business processes, and creating a high-performance, effective culture. In addition, stability at the executive level helps us attract and retain managers and other employees who possess valuable technical expertise and an understanding of the oil and gas industry.

In order to attract and retain key executives who will successfully manage the business over the longer-term, we must compensate executives in a manner that is competitive with the market for executive talent. Annually, the Committee reviews peer group compensation information prepared by the Compensation Consultant to ensure that our total executive compensation program is competitive. The survey data used by the Committee as a guide in determining our executive compensation includes information from companies in the energy industry and the broader market in which we compete for key executive talent. Companies against which our executive compensation is measured include Anadarko Petroleum Corporation, Apache Corporation, Baker Hughes Incorporated, Chesapeake Energy Corporation, Chevron Corporation, ConocoPhillips, Dominion Resources, Inc., Duke Energy Corporation, El Paso Corporation, EnCana Corporation, Enterprise Products Partners, L.P., EOG Resources, Inc., Halliburton Company, Hess Corporation, Kerr-McGee Corporation (now a part of Anadarko Petroleum Corporation), Marathon Oil Corporation, Murphy Oil Corporation, Nabors Industries Ltd., Occidental Petroleum Corporation, Schlumberger Limited, Tesoro Corporation, Transocean Inc., Valero Energy Corporation and Williams Companies, Inc. A significant portion of the long-term compensation awarded to our executives is subject to a vesting schedule, which, in addition to attracting executive officers and aligning them with the goal of maximizing stockholder value, motivates executives to remain with us over the long-term.

Pay for Performance

We believe that an executive officer’s compensation should be tied to a combination of our overall performance, performance of his or her business function or area and individual performance, with the primary driver of value being our financial success and long-term value creation for stockholders. Generally, we try to reward executives with incentive pay when we are successful and stockholder value is created.

With respect to individual performance, our operating strategy requires a goal-setting and performance management process that promotes and rewards executive behaviors and decision-making methods that help the organization achieve its near-term and longer-term objectives. The goal-setting and performance management process consists of setting:

•	financial and growth goals, which focus on enhancing profitability and operating performance;

•	people and learning goals, which focus on increasing employee effectiveness;

•	stakeholder goals, which focus on developing and enhancing relationships with regulators, vendors, communities where we operate and other significant business partners; and

•	business process goals, which focus on increasing operating efficiency.

This approach to compensation not only motivates executives to deliver near-term financial and operating results, but also provides incentives for them to develop internal talent, cultivate key relationships with managers, ensure positive relationships with regulators, landowners and other stakeholders, refine business processes and build a culture of mutual respect and teamwork focused on creating long-term stockholder value.

Compensation Weighted Toward Incentive Pay

We believe that the proportion of an employee’s total compensation that varies based on performance should increase as the scope of the individual’s ability to influence our results increases. Since executive officers have the greatest influence over our results, a significant portion of their overall compensation consists of incentive pay that is “at risk,” and the potential value of incentive awards provided to executives increases at higher levels of responsibility. In 2006, for example, approximately 90% of the total direct compensation (the sum of salary, bonus and long-term incentive compensation awards granted in 2006) of our Chief Executive Officer was at risk against near-term and long-term performance goals. The total direct compensation at risk against near-term and long-term performance goals in 2006 for all other named executive officers ranged from approximately 81% to 86% of their total direct compensation. This approach also helps to align our compensation expenses with the cyclical nature of the oil and gas industry.

Balancing Pay for Near-Term and Longer-Term Performance

To reinforce the importance of balancing the goals of delivering near-term results and creating long-term stockholder value, executive officers regularly are provided both annual and long-term incentives. We believe that properly allocating near-term and longer-term incentives is critical in motivating executives to effectively carry out our two-pronged operating strategy. Overall, the value of an executive’s total compensation opportunity is weighted in favor of long-term incentives.

Consideration of Tax Implications

Section 162(m) of the Internal Revenue Code (the “Code”) disallows, with certain exceptions, a federal income tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer or any other named executive officer. One exception applies to “performance-based compensation” paid pursuant to stockholder-approved employee benefit plans (essentially, compensation that is paid only if the individual’s performance meets pre-established objective performance goals based on performance criteria approved by our stockholders). Although we have generally attempted to structure executive compensation so as to preserve deductibility, we also believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it results in the non-deductibility of certain compensation under the Code. A portion of the payments made under our current annual cash compensation program are not deductible in accordance with the provisions of Section 162(m). However, the Committee has determined that the benefit of enhanced flexibility in program design outweighs the value of the lost deduction.

A portion of the stock options we granted to our executives are incentive stock options, which allow the executives to defer the payment of certain taxes upon exercise of the options and provide for the characterization of certain gains as long-term capital gains. These tax advantages can be partly offset by the alternative minimum tax.

Section 422 of the Code limits the amount of incentive stock options that may vest for any one employee each year. Section 422 provides that, to the extent the aggregate fair market value of stock with respect to which incentive stock options become exercisable each year exceeds $100,000, such stock options will be treated as nonqualified stock options. We take this $100,000 limit into consideration when granting incentive stock options to our employees, so that their incentive stock options will not be recharacterized as nonqualified stock options.

Components of the Executive Compensation Program

We use several different compensation elements in our executive compensation program for the purpose of addressing both near-term and longer-term value creation for the Company. The primary components of our executive compensation program are:

•	base salary;

•	annual incentives in the form of cash bonuses;

•	long-term incentives in the form of restricted stock and stock option grants; and

•	retirement and other benefits.

At the year-end Committee meeting, the Committee sets base salary for the upcoming fiscal year, awards annual cash bonuses for the fiscal year then ending, and grants stock options and restricted stock awards. Grants of stock options and restricted stock to qualifying new employees are made by the Committee on the last business day of the month during which their employment commences. The Committee does not back date stock option grants and does not time the grant of awards in coordination with the release of material nonpublic information.

Base Salary

We consider a competitive base salary vital to ensuring the continuity of our management. We believe that the base salaries of the executive officers should be competitive with the base salaries of executive officers of similar companies within the oil and gas industry with whom we compete for executive personnel. We believe that targeting base salaries at or slightly above the market level median enables us to compete successfully and allows us to emphasize variable compensation appropriately.

The Committee reviews and determines, on an annual basis, the base salaries of our Chief Executive Officer, J. Larry Nichols, and our other executive officers. In each case, the Committee considers the scope of responsibility and experience of each executive, in light of competitive analysis provided by the Compensation Consultant. In determining the appropriate base salary for Mr. Nichols, the Committee meets in executive session and reviews the goals for the past year, our performance against those goals, Mr. Nichols’ leadership in guiding our operations, and the changes in salaries of other chief executive officers at comparable companies. The Committee reviews competitive compensation information provided by the Compensation Consultant and discusses trends with the consultant. The Committee also reviews the competitive position and trends of our other executives to ensure appropriate internal equity. Based on this data and considering our overall compensation strategy, the Committee determines Mr. Nichols’ base salary.

Each year, the Committee individually interviews each executive officer to discuss the officer’s analysis of our performance for the year in general and the performance within his or her area of responsibility. In addition, the Chief Executive Officer discusses with the Committee his evaluation of each executive officer’s performance, which includes a review of contributions and performance over the past year, an assessment of the strengths and weaknesses of the executive officer and the development plans and succession potential of the executive. Mr. Nichols makes recommendations to the Committee for changes to base salaries based on his assessment of the executive’s performance, internal equity considerations, and external market forces and data, including the competitive market information provided by the Compensation Consultant. Taking into consideration Mr. Nichols’ recommendation, the Committee’s own review of competitive market data, interviews with the executive officers and our compensation philosophy, the Committee determines the base salary for each executive.

Available data indicates that Mr. Nichols’ base salary has been near the market median, and that our other executive officers as a group have earned salaries that are approximately 111% of the market median. These salary levels are consistent with the compensation philosophy of setting base salaries at or slightly above the median of salaries for comparable executives at the comparison companies.

Annual Incentive Plan

During an annual goal-setting process, management sets, and the Board approves, objective annual targets for our performance as well as more subjective goals that focus on the manner in which the business is managed. Because the more subjective aspects of managing the business support the creation of long-term stockholder value, we believe they are just as important as achieving near-term objective performance measures. In 2006, our goals addressed production volumes; reserve replacement rates; finding and development (“F&D”) costs; operating expenses; general and administration (“G&A”) costs; property acquisitions; the pursuit of high impact projects; environmental, health and safety performance; relationships with regulators; efficiency in business processes; collaboration among our divisions and departments; our competitive position; and leadership development.

The Committee believes that executives’ cash bonuses should reflect their success in achieving corporate goals, as well as the ongoing enhancement of stockholder value, and, accordingly, considers performance with respect to corporate goals when making decisions related to cash bonuses and other compensation matters. However, the Committee does not assign a relative weight to each goal in evaluating performance. Likewise, it does not assign target award or maximum award levels to the participants in the plan. Instead, in determining the appropriate payout amounts, the Committee reviews our performance in light of the goals adopted by the Board; each executive officer’s individual performance during the year, including the executive’s part in meeting the specific financial and other key goals established for the Company and the executive’s function; market conditions; historical practices; incentive awards for others in the organization; and competitive market practices.

While our approach to annual incentives is not strictly formulaic, it is highly structured. The process for goal setting is followed rigorously and reviewed in detail with the Committee prior to the beginning of the year. At the end of the year, the Committee interviews the executives to rate performance against the approved goals. We have considered the relative merits of a non-formulaic approach to paying annual incentives, that is, one that combines objective measurement with subjective evaluation of performance, versus a purely formulaic approach. We have concluded that the present non-formulaic approach has been successful, resulting in the creation of a highly-effective, focused management team, while providing the necessary flexibility to address changing market and industry conditions.

In making its decisions regarding cash bonuses for 2006, the Committee determined that we had substantially met our goals related to production volumes; reserves additions; F&D costs; operating expenses; G&A costs; and environmental, health and safety performance. The Committee concluded that any negative variances from established goals were minor and due to circumstances largely beyond management’s control. In the Committee’s opinion, we performed extraordinarily well with respect to the goals related to property acquisitions and the pursuit of high impact projects. The Committee particularly noted the significant enhancement of our long-term growth potential through the successful production test of the Jack No. 2 well and the Kaskida discovery, both in the Lower Tertiary trend in the Gulf of Mexico; the significant augmentation of our position in the Barnett Shale field in north Texas through the acquisition of oil and gas properties from Chief Holdings LLC; and several other smaller acreage acquisitions in and around our core areas of operations. In the Committee’s opinion, these acquisitions, together with the successful pursuit of high impact projects like China block 42 – 05; an exploration joint venture with Bill Barrett Corporation in the Montana overthrust belt; and the potential expansion of Jackfish, our steam-assisted gravity drainage project in the Alberta oilsands, significantly increased stockholder value in terms of both immediate stock price appreciation and the addition of quality long-term assets.

With respect to the regulatory environment, the Committee determined that we managed favorable permitting turnaround times and conducted our operations in a manner so as to avoid any material operational delays related to regulatory action. In the business process area, it was the Committee’s opinion that we had made significant strides in improving the efficiency of business processes, increasing collaboration among divisions and departments, and increasing the use of industry benchmark analysis to improve performance measurement. The Committee did note that leadership development efforts had been delayed and that more progress was required in this area. The Committee also determined that each of our executive officers had contributed to our performance with respect to its 2006 goals in ways that were meaningful and appropriate for his or her function.

Available data indicates that Mr. Nichols’ annual cash bonus has averaged 81% of the 75th percentile of market bonuses over the three years prior to 2006, and our executive officers as a group have earned cash bonuses that averaged 93% of the 75th percentile of market bonuses over that same period. Bonuses paid to our executive officers as a group generally are consistent with our compensation philosophy of providing executives with the opportunity to earn bonuses at or near the 75th percentile of bonuses of comparable executives of the comparison companies. The Committee believed that the Company’s positive performance and Mr. Nichols’ continued leadership in achieving our goals merited a bonus at the 75th percentile of market bonuses and awarded Mr. Nichols’ 2006 bonus accordingly.

Long-Term Incentives

A key component of our compensation program is to reward executives for long-term strategic accomplishments and enhancement of longer-term stockholder value through equity-based long-term incentives, which include stock option grants and restricted stock awards. We believe that long-term incentive compensation plays an essential role in attracting and retaining executive officers and aligns their interests with the goal of maximizing stockholder value.

We have established long-term incentive target values for each level of responsibility within the Company, including the named executive officers. In determining the target value of long-term incentives to be awarded to our executives, the Committee considers comparable data from our peers, which is provided by the Compensation Consultant. The Committee also reviews with the Compensation Consultant the annual grant rates for equity-based awards (equity awards granted as a percentage of common shares outstanding) among peers and the general industry to ensure that the grants we make are competitive but not unduly dilutive to our stockholders.

Stock Option Grants

We grant stock options to each of our named executive officers once each year, generally in the month of December. Approximately 50% of each executive officer’s annual long-term incentive award is in the form of stock options. On the grant date, 20% of the stock options are immediately vested and exercisable.

An additional 20% of each grant vests and becomes exercisable on each of the first four anniversary dates of the original grant.

The grant of stock options is intended to align executives’ interests with those of stockholders by providing an incentive for executives to perform and behave in a manner that enhances stockholder value. Due to the significance of the risk/reward profile of stock options, executives stand to gain from their receipt of stock options only to the extent our common stock appreciates in value. The vesting schedule is intended to provide a continuous and consistent incentive to executives over an extended period.

Restricted Stock Awards

We also provide Restricted Stock Awards (“RSAs”) to each of our named executive officers once each year, generally in the month of December. Approximately 50% of each executive officer’s annual long-term incentive award is in the form of restricted stock. One quarter of each award vests on each of the first four anniversary dates of the original grant. As with stock options, the vesting schedule is intended to provide a continuous and consistent incentive to increase stockholder value over an extended period.

RSAs are grants of our common stock that will only be earned by an executive officer when the restrictions lapse (that is, once the RSAs become vested) and only if the individual continues to be employed by us at that time. Unlike stock options, which carry significant risk as well as reward opportunity for the executive officer, RSA awards generally have less down-side risk. While RSAs provide incentive for the executive officers to perform and behave in ways that drive longer-term stockholder value, their lower risk profile make them a very effective means of attracting and retaining top executive talent in our cyclical and competitive industry.

2006 Long-Term Incentive Awards

Available data indicates that in the last three years Mr. Nichols has received long-term incentive awards with a value of 77% of the 75th percentile, our President, John Richels, has received long-term incentive awards with a value of 49% of the 75th percentile, and our executive officers other than Messrs. Nichols and Richels have received long-term incentive awards near the 75th percentile, in each case measured against long-term incentive awards for comparable executives at the comparison companies. Long-term incentives awarded to our executive officers other than Messrs. Nichols and Richels are consistent with our compensation philosophy of providing executives with the opportunity to earn long-term incentives at or near the 75th percentile of long-term incentives paid to comparable executives at the comparison companies. However, the long-term incentives granted to Messrs. Nichols and Richels in 2005 fell significantly below that goal despite the Committee’s intention to reward each such individual for performance warranting long-term incentive awards in the range of the 75th percentile of market long-term incentive awards. The Committee believed that our positive performance and Messrs. Nichols’ and Richels’ respective contributions to achieving our goals merited long-term incentive awards closer to the 75th percentile of the long-term incentives paid to comparable executives at the comparison companies and adjusted Messrs. Nichols’ and Richels’ 2006 long-term incentive awards accordingly.

Total Compensation

The Committee reviews each executive’s base pay, bonus, and equity incentives annually with the guidance of the Committee’s Compensation Consultant. Available data indicates that over the last three years Mr. Nichols has earned total direct compensation near the market median, and the executive officers as a group have earned total direct compensation at 119% of market median and 82% of the 75th percentile of the total direct compensation paid to comparable executives at the comparison companies. It is expected that Mr. Nichols’ bonus and the long-term incentives awarded to Messrs. Nichols’ and Richels’ will result in them receiving total direct compensation in line with our goal of paying total direct compensation between the 60th percentile and the 75th percentile.

In addition to these direct compensation elements, the Committee also reviews the deferred compensation program, perquisites and other compensation, and payments that would be required under various severance and change-in-control scenarios. In connection with the 2006 review, the Committee determined that these elements of compensation were reasonable in the aggregate.

Retirement and Other Benefits

Our executive officers are eligible for the same medical and dental insurance, accidental death insurance, disability insurance, vacation, and other similar benefits as the rest of our full-time employees.

We offer all employees, including our executives, participation in two types of retirement plans.

Defined Contribution Retirement Plans

Our 401(k) Plan allows employees to defer a portion of their compensation into a retirement savings account. We will match the first six percent of each employee’s compensation (base pay and bonus) contributed to this plan, up to certain limits imposed by the IRS. Additionally, officers and certain other executives can elect to participate in our non-qualified deferred compensation plan (the “Deferred Compensation Plan”) which allows them to defer an additional portion of their cash compensation in a way that is tax effective for both the executive and us. The Deferred Compensation Plan allows participants to set aside more of their compensation for retirement than is allowed in the 401(k) Plan. In addition, to the extent that tax rules limit our ability to make the full six percent match of an employee’s or executive’s contribution in the 401(k) Plan, such contribution is made to the Deferred Compensation Plan. Our matching contributions to the 401(k) Plan and Deferred Compensation Plans are included in the “All Other Compensation” column of the “Summary Compensation” table on page 27.

Defined Benefit Retirement Plans

All employees, including our executives, are eligible to participate in our qualified Retirement Plan for Employees of Devon Energy (the “Defined Benefit Plan”). This plan provides benefits based on compensation and years of employment service with us. Each eligible employee who retires is entitled to receive annual retirement income of 65% (or 60% if compensation exceeds $220,000) of his or her “final average compensation” (which consists of the average of the highest three consecutive years’ compensation out of the last 10 years), less any benefits due to the participant under Social Security, times a fraction, the numerator of which is credited years of service and the denominator of which is 25 (or service projected to age 65 if greater, for employees whose compensation exceeds $220,000). This fraction cannot be greater than one. Employee contributions to this plan are neither required nor permitted. Benefits under this plan are reduced for certain highly compensated employees, including our executives, in order to comply with certain requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) and the Code.

Officers and certain other executives are also eligible to participate in the non-qualified Benefit Restoration Plan (“BRP”). The purpose of this plan is to restore the benefits for selected employees because their benefits under the qualified plan are reduced because of ERISA and IRS limitations. The provisions of the BRP essentially mirror those of the Defined Benefit Plan. Any benefits to which an employee is entitled under this plan are offset by benefits payable under the Defined Benefit Plan.

We also offer participation in the Supplemental Retirement Income Plan (“SRIP”) to a certain group of senior officers. The purpose of this non-qualified plan is to provide additional retirement benefits for these executives. Executive officers may receive benefits under the SRIP or the BRP but no duplication of benefits is allowed. The SRIP provides superior benefits to the BRP, however, an executive’s benefits under the BRP vest after five years of service compared to 10 years of service required for vesting under the SRIP. Superior benefits under the SRIP as compared to the BRP include the following:

•	benefits under the SRIP are accrued over 20 years of service while benefits under the BRP are accrued over 25 years of service;

•	the executive becomes vested in the SRIP if terminated without cause. The BRP does not contain a similar provision; and

•	the executive is paid a lump sum equivalent of the benefits accrued under the SRIP if the executive is terminated without cause after a “change in control” of the Company. The BRP does not contain a similar provision.

The present values of the accumulated benefits of our named executive officers under the Defined Benefit Plan and the SRIP are disclosed in the Pension Benefits Table on page 34.

Post-Termination or Change in Control Benefits

We currently have, or had at the time of termination of their employment, employment agreements with each of our named executive officers with the exception of Mr. Heatly, with whom we have a severance agreement. These agreements give the named executive officers certain additional compensation if their employment is involuntarily terminated other than for “cause” or if the executive voluntarily terminates his or her employment for “good reason,” as those terms are defined in their agreements. Also, in these situations, the unvested long-term incentive awards for each of the named executive officers become fully vested and each of our named executive officers, with the exception of Mr. Heatly, become fully vested in his SRIP benefit.

If a named executive officer, other than Mr. Heatly, is terminated within two years of a “change in control,” the executive is also entitled to an additional three years of service credit and age in determining entitlement to retiree medical benefits and SRIP benefits. If Mr. Heatly is terminated within two years of a change in control, he is entitled to an additional two years of service credit and age in determining his entitlement to retiree medical benefits.

In 2006, Robert A. Myers and Brian J. Jennings received payments under their employment agreements in connection with the termination of their employment, each such termination being other than for “cause.”

Other Benefits

We provide executive officers with other perquisites on a limited basis, including, in the case of the Chief Executive Officer and the President, limited personal use of our aircraft. Additionally, personal use of our aircraft by other officers may be appropriate if there is a health-related or other emergency reason, the flight coincides with a business-related flight, or if there is some urgent matter requiring the executive’s attendance.

Stock Ownership

While we encourage executives to maintain ownership of our stock and to hold vested stock options, we have not adopted any specific executive ownership criteria. We periodically review the number of shares of our stock owned by our executives and note that they generally maintain shares that we believe are sufficiently significant in value to align their interests with those of the stockholders.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

David M. Gavrin, Chairman
Robert L. Howard
Peter J. Fluor

SUMMARY COMPENSATION TABLE FOR THE YEAR ENDED DECEMBER 31, 2006

The following table summarizes the compensation of our named executive officers for the year ended December 31, 2006. The named executive officers are our Chief Executive Officer, our acting Chief Financial Officer, our three other most highly compensated executive officers at December 31, 2006, and two additional individuals whose compensation in 2006, as a result of severance payments, exceeded the compensation of the other named executive officers, but who were not employed by us as of December 31, 2006.

						Change in Pension
						Value and
						Nonqualified
						Deferred
				Stock	Option	Compensation	All Other
		Salary	Bonus	Awards	Awards	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)

J. Larry Nichols	2006	1,200,000	2,600,600	2,108,855	2,357,432	4,402,009	302,958	12,971,854
Chairman of the Board and Chief Executive Officer
John Richels	2006	825,000	1,500,600	810,596	816,747	1,098,086	146,108	5,197,137
President
Danny J. Heatly	2006	280,000	250,600	311,850	367,213	179,983	33,469	1,423,115
Vice President – Accounting and acting Chief Financial Officer
Stephen J. Hadden	2006	575,000	875,600	559,365	387,580	207,655	68,717	2,673,917
Senior Vice President
Darryl G. Smette	2006	550,000	850,600	562,411	637,772	1,363,390	103,204	4,067,377
Senior Vice President
Brian J. Jennings(4)	2006	578,077	850,600	2,003,723	1,791,280	350,633	4,452,611	10,026,924
former Senior Vice President and Chief Financial Officer
Robert A. Myers(4)	2006	220,000	130,000	413,910	329,278	58,118	2,028,915	3,180,221
former Senior Vice President

(1)	The dollar amounts reported in these columns are compensation costs recognized in our 2006 financial statements pursuant to SFAS No. 123(R). For a discussion of the valuation assumptions, see Note 9 – Share Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which note is incorporated herein by reference. In accordance with the provisions of Mr. Jennings’ and Mr. Myers’ employment agreements, all outstanding equity awards vested upon termination; therefore the amounts shown in the table for these individuals include the value of equity awards that would have otherwise vested in future years. No option or restricted stock awards granted to our named executive officers were forfeited during 2006.

(2)	The amounts in this column reflect the aggregate change in the actuarial present value of each executive officer’s accumulated benefits under our Defined Benefit Plan and the SRIP during 2006. The amounts shown were not paid to the executives. None of our named executive officers received above market or preferential earnings on deferred compensation in 2006.

(3)	Details of the amounts in this column are shown in the table below.

(4)	Mr. Jennings and Mr. Myers were not employed by us on December 31, 2006, however, as a result of severance payments made in 2006, their compensation exceeded that of certain of our other named executive officers.

The following table shows the components of “All Other Compensation” in the previous table.

	Dividends on
	Unvested	Group Term		Deferred
	Restricted	Life	401(k) Plan	Compensation		Personal
	Stock	Insurance	Employer	Plan Employer	Severance	Air	Relocation
	Awards	Premiums	Match	Match	Payment	Travel	Expenses	Total
Name	($)	($)	($)	($)	($)(1)	($)(2)	($)	($)

J. Larry Nichols	59,009	7,524	13,200	185,400	—	37,825	—	302,958
John Richels	19,306	4,902	13,200	99,900	—	8,800	—	146,108
Danny J. Heatly	8,823	1,408	13,200	10,038	—		—	33,469
Stephen J. Hadden	15,095	2,622	13,200	37,800	—		—	68,717
Darryl G. Smette	15,922	4,902	13,200	65,400	—	3,780	—	103,204
Brian J. Jennings	19,367	1,644	13,200	68,400	4,350,000	—	—	4,452,611
Robert A. Myers	2,362	738	—	—	1,980,000	—	45,815	2,028,915

(1)	Both Mr. Myers’ and Mr. Jennings’ employment with us was terminated without cause in 2006. Each received a severance payment in accordance with the provisions of their respective employment agreements.

(2)	The incremental cost of personal use of our aircraft is calculated based on our average variable operating costs. Variable operating costs include fuel, engine reserves, maintenance, weather-monitoring, on-board catering, landing/ramp fees and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of hours our aircraft flew to determine an average variable cost per hour. This average variable cost per hour is then multiplied by the hours flown for personal use to determine the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase costs of the aircraft and non-trip related hangar expenses.

GRANTS OF PLAN-BASED AWARDS DURING 2006

		All Other			Grant
		Stock Awards:	All Other Option		Date Fair
		Number of	Awards: Number		Value of
		Shares of	of Securities	Exercise or Base	Stock and
	Grant	Stock or Units	Underlying	Price of Option	Option
Name	Date	(#)	Options(#)	Awards ($/Sh)(3)	Awards ($)(4)

J. Larry Nichols(1)(2)	12/12/2006				3,933,954
	12/12/2006	55,400	143,600	71.01	5,099,767
John Richels(1)(2)	12/12/2006				1,746,846
	12/12/2006	24,600	63,600	71.01	1,637,814
Danny J. Heatly(1)(2)	12/12/2006				509,568
	12/12/2006	7,176	17,100	71.01	440,356
Stephen J. Hadden(1)(2)	12/12/2006				1,001,241
	12/12/2006	14,100	36,400	71.01	937,366
Darryl G. Smette(1)(2)	12/12/2006				873,423
	12/12/2006	12,300	31,800	71.01	818,907
Robert A. Myers(5)	03/13/2006				413,910
	03/13/2006	7,000	18,000	59.13	329,278

(1)	Restricted stock vests at the rate of 25% on each of the first four anniversary dates of the original grant. Restricted stock award recipients are entitled to receive dividends on their unvested shares of restricted stock.

(2)	Stock options vest at the rate of 20% on the grant date and 20% on each of the first four anniversary dates of the original grant.

(3)	The exercise price for stock options is equal to the closing price of our common stock on the date of grant.

(4)	The dollar amounts shown represent the aggregate fair value of options and restricted stock granted during the year (disregarding any estimate of forfeitures related to service-based vesting conditions) on a grant-by-grant basis. No option or restricted stock awards granted to the named executives were forfeited during 2006. For a discussion of the valuation assumptions, see Note 9 – Share-Based Compensation of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2006, which note is incorporated herein by reference.

(5)	Twenty percent (20%) of Mr. Myers’ stock options vested on June 13, 2006. Pursuant to the terms of his employment agreement, (i) the remaining 80% of his stock options vested on September 27, 2006 upon the termination of his employment without cause, and (ii) 100% of Mr. Myers’ restricted stock vested on October 18, 2006.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards held by our named executive officers on December 31, 2006.

	Option Awards					Stock Awards
								Market
	Number of		Number of			Number of		Value of
	Securities		Securities			Shares or		Shares or
	Underlying		Underlying			Units of		Units of
	Unexercised		Unexercised	Option	Option	Stock That		Stock That
	Options (#)		Options (#)	Exercise	Expiration	Have Not		Have Not
Name	Exercisable		Unexercisable	Price ($)	Date	Vested (#)		Vested ($) (1)

J. Larry Nichols	80,000	(2)		18.38	01/21/2008
	80,000	(3)		14.56	12/11/2008
	140,000	(4)		15.47	12/09/2009
	140,000	(5)		25.85	11/29/2010
	96,000	(6)	24,000	26.43	12/03/2011
	210,000	(6)		17.43	12/04/2011
	32,000	(7)	8,000	34.27	09/14/2012
	210,000	(6)		23.05	12/02/2012
	75,000	(6)	50,000	38.45	12/08/2012
	56,440	(6)	84,660	66.39	12/11/2013
	28,720	(6)	114,880	71.01	12/11/2014
						10,000	(8)	670,800
						4,000	(8)	268,320
						31,250	(8)	2,096,250
						40,650	(8)	2,726,802
						55,400	(8)	3,716,232
John Richels	70,000	(5)		25.85	11/29/2010
	44,800	(6)	11,200	26.43	12/03/2011
	106,000	(6)		17.43	12/04/2011
	9,600	(7)	2,400	34.27	09/14/2012
	106,000	(6)		23.05	12/02/2012
	33,000	(6)	22,000	38.45	12/08/2012
	17,360	(6)	26,040	66.39	12/11/2013
	12,720	(6)	50,880	71.01	12/11/2014
						4,550	(10)	305,214
						1,334	(9)	89,485
						13,750	(8)	922,350
						12,525	(8)	840,177
						24,600	(8)	1,650,168
Danny J. Heatly	15,500	(6)		25.85	11/29/2010
	24,000	(6)	6,000	26.43	12/03/2011
	29,000	(6)		23.05	12/02/2012
	18,000	(6)	12,000	38.45	12/08/2012
	6,320	(6)	9,480	66.39	12/11/2013
	3,420	(6)	13,680	71.01	12/11/2014
						2,500	(8)	167,700
						5,000	(8)	335,400
						5,250	(8)	352,170
						7,176	(8)	481,366

	Option Awards					Stock Awards
								Market
	Number of		Number of			Number of		Value of
	Securities		Securities			Shares or		Shares or
	Underlying		Underlying			Units of		Units of
	Unexercised		Unexercised	Option	Option	Stock That		Stock That
	Options (#)		Options (#)	Exercise	Expiration	Have Not		Have Not
Name	Exercisable		Unexercisable	Price ($)	Date	Vested (#)		Vested ($) (1)

Stephen J. Hadden	22,400	(11)	5,600	34.75	07/29/2012
	24,000	(6)	16,000	38.45	12/08/2012
	13,040	(6)	19,560	66.39	12/11/2013
	7,280	(6)	29,120	71.01	12/11/2014
						3,034	(9)	203,521
						10,000	(8)	670,800
						9,375	(8)	628,875
						14,100	(8)	945,828
Darryl G. Smette	33,000	(3)		14.56	12/11/2008
	67,000	(4)		15.47	12/09/2009
	70,000	(5)		25.85	11/29/2010
	44,800	(6)	11,200	26.43	12/03/2011
	106,000	(6)		17.43	12/04/2011
	106,000	(6)		23.05	12/02/2012
	24,000	(6)	16,000	38.45	12/08/2012
	11,760	(6)	17,640	66.39	12/11/2013
	6,360	(6)	25,440	71.01	12/11/2014
						4,550	(9)	305,214
						10,000	(9)	670,800
						8,475	(9)	568,503
						12,300	(9)	825,084
Brian J. Jennings	50,000	(12)		25.85	12/07/2009
	56,000	(12)		26.43	12/07/2009
	106,000	(12)		17.43	12/07/2009
	12,000	(12)		34.27	12/07/2009
	106,000	(12)		23.05	12/07/2009
	50,000	(12)		38.45	12/07/2009
	36,700	(12)		66.39	12/07/2009
Robert A. Myers	18,000	(13)		59.13	09/26/2009

(1)	Based on a stock price of $67.08, the closing price of our common stock on December 29, 2006 (the last business day of 2006).

(2)	Options granted January 21, 1998 vested on December 10, 1998.

(3)	Options granted December 11, 1998 vested on December 11, 1998.

(4)	Options granted December 9, 1999 vested on August 29, 2000.

(5)	Options granted November 29, 2000 vested on November 29, 2000.

(6)	Options granted November 29, 2000, December 4, 2001, December 2, 2002, December 4, 2003, December 9, 2004, December 12, 2005, and December 12, 2006 vest 20% on the date of grant and an additional 20% on each of the first, second, third, and fourth anniversaries of the grant date.

(7)	Options granted September 15, 2004 vest 20% on September 15, 2004, December 4, 2004, December 4, 2005, December 4, 2006, and December 4, 2007.

(8)	RSAs granted December 4, 2003, December 9, 2004, December 12, 2005, and December 12, 2006 vest 25% on each of the first, second, third, and fourth anniversaries of their grant.

(9)	RSAs granted July 31, 2004 and September 15, 2004 vest one-third on each of the first, second, and third anniversaries of their grant.

(10)	Restricted Stock Units granted January 1, 2004 vest one-third on each of the first, second, and third anniversaries of their grant.

(11)	Options granted July 30, 2004 vest 20% on July 30, 2004, December 4, 2004, December 4, 2005, December 4, 2006, and December 4, 2007.

(12)	Pursuant to the terms of Mr. Jennings’ employment agreement, (i) all unvested stock options fully vested on December 8, 2006 upon the termination of his employment without cause, and (ii) the vesting of his remaining stock awards was accelerated to December 20, 2006.

(13)	Twenty percent (20%) of Mr. Myers’ stock options vested on June 13, 2006. Pursuant to the terms of his employment agreement, (i) the remaining 80% of his stock options vested on September 27, 2006 upon the termination of his employment without cause, and (ii) the vesting of his remaining stock awards was accelerated to October 18, 2006.

OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED
DECEMBER 31, 2006

The table below shows the number of shares of our common stock acquired during 2006 upon the exercise of options. This table also includes information regarding the vesting during 2006 of stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)(1)	on Vesting (#)	on Vesting ($)(2)

J. Larry Nichols	80,000	4,354,400	43,175	3,081,300
John Richels	—	—	16,933	1,211,835
Danny J. Heatly	33,000	1,513,085	6,750	487,118
Stephen J. Hadden	—	—	11,158	778,309
Darryl G. Smette	55,000	2,809,379	12,375	893,422
Brian J. Jennings	—	—	44,617	3,080,525
Robert A. Myers	—	—	7,000	465,010

(1)	The dollar amounts shown in this column are determined by multiplying the number of options exercised by the difference between the per share exercise price of the options and the closing price of our common stock on the exercise date.

(2)	The dollar amounts shown in this column are determined by multiplying the number of stock awards that vested by the per-share closing price of our common stock on the vesting date.

PENSION BENEFITS FOR THE YEAR ENDED DECEMBER 31, 2006

We maintain three defined benefit retirement plans in which our named executive officers may participate:

•	A tax qualified defined benefit retirement plan and related trust for all employees (the “Defined Benefit Plan”);

•	A nonqualified Benefit Restoration Plan (the “BRP”) that provides benefits that would be provided under the Defined Benefit Plan except for (i) limitations imposed by the Code, (ii) limitations imposed for those who earn greater than $220,000, and (iii) the inclusion of nonqualified deferred compensation in the definition of compensation; and

•	A nonqualified Supplemental Retirement Income Plan (the “SRIP”) for a small group of executives that provides the benefits similar to those provided by the BRP plus certain additional benefits.

The table below shows the estimated present value of accumulated retirement benefits as provided under the Defined Benefit Plan and the SRIP to the named executive officers. All named executive officers are or were participants in the SRIP, therefore BRP benefits are not included in the table below. SRIP benefits vest after 10 years of service. Participants who voluntarily terminate with less than 10 years of service or who are terminated for cause lose their SRIP benefits and are instead paid under the BRP. Amounts payable under the SRIP or the BRP are reduced by the amounts payable under the Defined Benefit Plan so there is no duplication of benefits. Retirement benefits are calculated based upon years of service and “final average compensation.” Final average compensation consists of the average of the highest three consecutive years’ compensation out of the last 10 years. Under the SRIP and BRP, compensation includes base salary, bonus, overtime and 401(k) and Section 125 deferrals. The definition of compensation under the Defined Benefit Plan is the same as the definition under the SRIP and BRP with two exceptions, nonqualified deferred compensation is excluded and compensation is limited by IRS compensation limits.

		Number of Years	Present Value of	Payments During Last
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)(1)	Fiscal Year ($)

J. Larry Nichols(2)	Defined Benefit Plan	37	1,072,833	—
	SRIP	37	17,355,758	—
John Richels(2)(3)(4)	Defined Benefit Plan	3	77,611	—
	SRIP	11	3,288,480	—
Danny J. Heatly(2)	Defined Benefit Plan	18	274,878	—
	SRIP	18	656,229	—
Stephen J. Hadden	Defined Benefit Plan	3	62,777	—
	SRIP	3	292,469	—
Darryl G. Smette(5)	Defined Benefit Plan	20	609,232	—
	SRIP	20	4,900,035	—
Brian J. Jennings(6)	Defined Benefit Plan	7	102,217	—
	SRIP	7	847,163	—
Robert A. Myers(5)	Defined Benefit Plan	—	—	—
	SRIP	1	58,118	—

(1)	We calculated the present value of each named executive officer’s accumulated benefits as of November 30, 2006 under our pension plans on a single life annuity basis. We assumed that each named executive officer began receiving payments at normal retirement age (age 65) and were vested in those payments. The present value is calculated using the RP 2000 mortality table (no collar) with projected improvements to 2010, and a discount rate of 5.75%. No pre-retirement decrements were used in this calculation.

(2)	Messrs. Nichols and Smette are eligible for early retirement under the Defined Benefit Plan and the SRIP. Mr. Richels is eligible for early retirement under the SRIP but not the Defined Benefit Plan. This is due to the fact that he is credited under the SRIP with his years of service for the time he worked for our Canadian subsidiary and is not credited with these years of service under our Defined Benefit Plan. See “Defined Benefit Plan – Early Retirement” below for a description of the eligibility requirements and benefits payable under our defined benefit plans.

(3)	Years of Credited Service for Mr. Richels for the Defined Benefit Plan are determined based on time worked in the U.S. For the SRIP, Mr. Richels’ service is based on time worked in the U.S. and Canada while with the Company.

(4)	Benefits payable to Mr. Richels under the SRIP are reduced by benefits payable to Mr. Richels under our Pension Plan for Employees of Devon Canada Corporation. Mr. Richels’ benefit under the Canadian Pension Plan is frozen and Mr. Richels’ future pension benefits are accruing under the Defined Benefit Plan and the SRIP.

(5)	Mr. Jennings’ employment was terminated without cause on December 8, 2006 and, pursuant to the terms of his employment agreement, became immediately vested in his SRIP benefits.

(6)	Mr. Myers’ employment was terminated without cause on September 27, 2006 and, pursuant to the terms of his employment agreement, became immediately vested in his SRIP benefits. Because Mr. Myers had less than five years of service, he was not vested in the Defined Benefit Plan and was not entitled to any benefits under the Defined Benefit Plan upon his termination.

Defined Benefit Plan

The Defined Benefit Plan is a qualified defined benefit retirement plan which provides benefits based upon employment service with us. All of our employees become eligible to participate in the Defined Benefit Plan when they earn one year of service and attain the age of 21 years. Each eligible employee who retires is entitled to receive monthly retirement income, based upon their final average compensation and credited years of service. Contributions by employees are neither required nor permitted under the Defined Benefit Plan. Benefits are computed based on straight-life annuity amounts and are reduced by Social Security benefits payable to the employee. Benefits under the Defined Benefit Plan are reduced for certain highly compensated employees, including our named executive officers, in order to comply with certain requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code.

Normal Retirement

Employees, including the named executive officers, are eligible for normal retirement benefits under the Defined Benefit Plan upon reaching age 65. Normal retirement benefits for the named executive officers are equal to 60% of the executive’s final average compensation less any benefits due to the participant under Social Security, multiplied by a fraction, the numerator of which is his or her credited years of service and the denominator of which is his or her estimated years of service at normal retirement age (not less than 25 years).

Early Retirement

Employees, including the named executive officers, are eligible for early retirement benefits under the Defined Benefit Plan after (i) attaining age 55, and (ii) earning at least 10 years of credited service. Early retirement benefits are equal to a percentage of the normal retirement income the participant would otherwise be entitled to if he or she had retired at age 65 depending on the participant’s age when he or she elects to begin receiving benefits:

Percentage of
Age When	Normal Retirement
Benefits Begin	Income

65	100%
64	97%
63	94%
62	91%
61	88%
60	85%
59	80%
58	75%
57	70%
56	65%
55	60%

Deferred Vested Pension

Participants in the Defined Benefit Plan are fully vested in their accrued benefits after five years of service. If the participant’s employment is terminated after attaining five years of service but before eligibility for Early Retirement, the participant is entitled to a deferred vested pension based on his or her accrued benefit on the date of termination. An unreduced deferred vested pension is payable at age 65. Alternatively, the participant may elect to receive a reduced benefit as early as age 55. The benefit payable prior to age 65 is a percentage of his or her normal retirement benefit based on his or her age at the time the benefit begins, as shown in the table below:

Age at Election to	Percentage of
Receive Deferred	Normal Retirement
Vested Pension	Income

65	100%
64	90.35%
63	81.88%
62	74.40%
61	67.79%
60	61.91%
59	56.68%
58	52%
57	47.80%
56	44.03%
55	40.63%

If a participant is (i) involuntarily terminated for any reason other than “cause,” between the ages of 50 and 55 and has at least 10 years of credited service, or (ii) involuntarily terminated for any reason other than “cause” within two years following a change in control and has a least 10 years of credited service regardless of the participant’s age, then the participant may elect to have his or her benefits under the Defined Benefit Plan paid at any time after the age of 55 subject to the same percentage reduction in benefits as set forth under “Early Retirement” applicable to the participant.

Benefit Restoration Plan

The BRP is a nonqualified retirement defined benefit plan, the purpose of which is to restore retirement benefits for certain selected key management and highly compensated employees because their benefits under the Defined Benefit Plan are limited in order to comply with certain requirements of ERISA and the Code or because their final average compensation is reduced as a result of contributions into our Deferred Compensation Plan. Benefits under the BRP are equal to 65% of the executive’s final average compensation less any benefits due to the executive under Social Security, multiplied by a fraction, the numerator of which is his or her years of credited service (not to exceed 25) and the denominator of which is 25. The BRP benefit is reduced by the benefit that is otherwise payable under the Defined Benefit Plan. An employee must be selected by the Compensation Committee in order to be eligible for participation in the BRP. The same early retirement and deferred vested pension provisions that apply under the Defined Benefit Plan are available under the BRP. Participants become vested in retirement benefits under the BRP at the same time as the participant becomes vested for retirement benefits under the Defined Benefit Plan.

Supplemental Retirement Income Plan

The SRIP is another nonqualified defined benefit retirement plan for a small group of our key executives, the purpose of which is to provide additional retirement benefits for these executives. An employee must be selected by the Compensation Committee in order to be eligible for participation in the SRIP.

Participants in the SRIP become vested in the SRIP benefits after 10 years of service. If the executive is terminated for “cause” as that term is defined in the executive’s employment agreement, then all benefits under the SRIP are forfeited and the executive would receive benefits under the BRP if he is a participant in the BRP.

The SRIP provides for retirement income equal to 65% of the executive’s final average compensation less any benefits due to the participant under Social Security (and the Canadian Pension Plan in the case of Mr. Richels), multiplied by a fraction, the numerator of which is his credited years of service (not to exceed 20) and the denominator of which is 20. For those participating in the plan as of January 24, 2002 (“Grandfathered Participants”), the SRIP benefit is reduced by a fraction of the benefits otherwise accrued under the Defined Benefit Plan, the numerator of which is credited years of service (not greater than 20) and the denominator of which is 20. For those who became participants after January 24, 2002, the SRIP benefit is reduced by the full benefits otherwise accrued under the Defined Benefit Plan. Of the named executive officers, Messrs. Myers, Hadden and Richels are not Grandfathered Participants. In the case of Mr. Richels, his SRIP benefit is also reduced by amounts payable to him under our Canadian Pension Plan. The same early retirement and deferred vested pension provisions that apply under the Defined Benefit Plan are available under the SRIP, except that early retirement benefits are payable under the SRIP after 20 years of service regardless of age. The early retirement benefit payable prior to age 55 is the actuarial equivalent to the age 55 early retirement benefit. In the event that a named executive officer, other than Mr. Heatly, is terminated “without cause” or terminates his or her employment for “good reason” as those terms are defined in our employment agreements with our named executive officers, then the executive will be 100% vested in his SRIP benefit. If a named executive officer is terminated within two years following a “change in control” his or her benefit will be paid in a single lump sum payment of the normal retirement annuity payable immediately, unreduced for early commencement. Otherwise, the benefit will be paid monthly for the life of the executive. The SRIP is informally funded through a rabbi trust arrangement.

NONQUALIFIED DEFERRED COMPENSATION IN 2006

The table below shows information about our Deferred Compensation Plan. The Deferred Compensation Plan is designed to allow each executive to contribute up to 50% of his or her base salary and up to 100% of his or her bonus, and receive a Company match beyond the contribution limits prescribed by the IRS with regard to our 401(k) Plan. The Deferred Compensation Plan allows executives to defer a portion of their cash compensation in a tax effective way at a minimal cost to us.

	Executive	Registrant	Aggregate
	Contributions	Contributions	Earnings in	Aggregate	Aggregate Balance
	in Last Fiscal	in Last Fiscal	Last Fiscal	Distributions in	at Last Fiscal Year
	Year	Year	Year	Last Fiscal Year	End
Name	($)(1)	($)(2)	($)	($)	($)

J. Larry Nichols	204,000	185,400	121,975	—	1,049,307
John Richels	117,000	99,900	32,117	—	366,033
Danny J. Heatly	118,000	10,038	54,002	—	580,243
Stephen J. Hadden	30,000	37,800	3,740	—	102,222
Darryl G. Smette	81,000	65,400	68,856	—	758,212
Brian J. Jennings	76,923	68,400	32,703	32,458	391,375
Robert A. Myers	—	—	—	—	—

(1)	The amounts in this column are also included in the Summary Compensation Table on page 27, in the salary column or the bonus column.

(2)	The amounts in this column are also included in the Summary Compensation Table on page 27, in the “All Other Compensation” column as the excess portion of the 401(k) Plan match.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We will be obligated to make certain payments to our named executive officers or potentially accelerate the vesting of their equity awards and pension benefits upon termination of their employment or upon a change in control pursuant to the following plans or agreements:

•	employment agreements entered into with each of our named executive officers (a severance agreement in the case of Mr. Heatly);

•	the Defined Benefit Plan;

•	the BRP or the SRIP depending on the circumstances of the executive officer’s termination; and

•	the 2005 Long-Term Incentive Plan.

The following tables provide the estimated compensation and present value of benefits potentially payable to each named executive officer upon a change in control of the Company or a termination of employment of the named executive officer. The benefit values shown do not include benefits that are broadly available to substantially all salaried employees. The amounts shown assume that the termination or change in control occurred on December 29, 2006 (the last business day of 2006). The actual amounts to be paid can only be determined at the time of such executive’s actual separation from the Company.

Please see the narrative following the tables below for a discussion of the methods of calculating the payments required upon termination of our named executive officers in the manners set forth in each column below. The footnotes to the tables below apply to all of our named executive officers that are currently employed by us and are presented after the table for the last named executive officer.

J. Larry Nichols

	Retirement/					Death
	Voluntary	Termination	Termination	Change in		(payable to
	Termination	without Cause	with Cause	Control	Disability	spouse)
Benefits and Payments	($)	($)	($)	($)	($)	($)

Base Salary/Bonus(1)	—	11,400,000	—	11,400,000	—	—
SRIP(2)(3)	17,892,000	17,892,000	—	25,624,000 (4)	17,892,000	9,061,000 (5)
BRP(2)(3)	—		17,892,000	—	—	—
Accelerated Vesting of Stock Options(6)	—	2,728,000	—	2,728,000	—	2,728,000
Accelerated Vesting of Restricted Stock(7)	—	9,478,000	—	9,478,000	—	9,478,000
Health Care Benefits(8)	—	48,000	—	48,000	—	—
Post-Retirement Health Care(9)	—	—	—	—	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	10,445,000	—	—
Total(11)	17,892,000	41,576,000	17,892,000	59,753,000	17,892,000	21,267,000

John Richels

	Retirement/					Death
	Voluntary	Termination	Termination	Change in		(payable to
	Termination	without Cause	with Cause	Control	Disability	spouse)
Benefits and Payments	($)	($)	($)	($)	($)	($)

Base Salary/Bonus(1)	—	6,975,000	—	6,975,000	—	—
SRIP(2)(3)	4,364,000	4,364,000	—	12,397,000 (4)	4,364,000	2,212,000 (5)
BRP(2)(3)	—	—	—	—	—	—
Accelerated Vesting of Stock Options(6)	—	1,182,000	—	1,182,000	—	1,182,000
Accelerated Vesting of Restricted Stock(7)	—	3,807,000	—	3,807,000	—	3,807,000
Health Care Benefits(8)	—	48,000	—	48,000	—	—
Post-Retirement Health Care(9)	—	—	—	31,000	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	8,307,000	—	—
Total(11)	4,364,000	16,406,000	—	32,777,000	4,364,000	7,201,000

Danny J. Heatly

	Retirement/					Death
	Voluntary	Termination	Termination	Change in		(payable to
	Termination	without Cause	with Cause	Control	Disability	spouse)
Benefits and Payments	($)	($)	($)	($)	($)	($)

Base Salary/Bonus(1)	—	1,060,000	—	1,060,000	—	—
SRIP(2)(3)	576,000	850,000	—	2,131,000 (4)	1,139,000	414,000 (5)
BRP(2)(3)	—	—	393,000		—
Accelerated Vesting of Stock Options(6)	—	594,000	—	594,000	—	594,000
Accelerated Vesting of Restricted Stock(7)	—	1,337,000	—	1,337,000	—	1,337,000
Health Care Benefits(8)	—	—	—	31,000	—	—
Post-Retirement Health Care(9)	—	—	—	—	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	1,130,000	—	—
Total(11)	576,000	3,871,000	393,000	6,313,000	1,139,000	2,345,000

Stephen J. Hadden

	Retirement/					Death
	Voluntary	Termination	Termination	Change in	Disability	(payable to
	Termination	without Cause	with Cause	Control	Plan	spouse)
Benefits and Payments	($)	($)	($)	($)	($)	($)

Base Salary/Bonus(1)	—	4,350,000	—	4,350,000	—	—
SRIP(2)(3)	—	312,000	—	4,218,000 (4)	257,000	205,000 (5)
BRP(2)	—	—	—	—	—	—
Accelerated Vesting of Stock Options(6)	—	653,000	—	653,000	—	653,000
Accelerated Vesting of Restricted Stock(7)	—	2,449,000	—	2,449,000	—	2,449,000
Health Care Benefits(8)		46,000	—	46,000	—	—
Post-Retirement Health Care(9)	—	—	—	—	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	4,616,000	—	—
Total(11)	—	7,840,000	—	16,362,000	257,000	3,307,000

Darryl G. Smette

	Retirement/					Death
	Voluntary	Termination	Termination	Change in	Disability	(payable to
	Termination	without Cause	with Cause	Control	Plan	spouse)
Benefits and Payments	($)	($)	($)	($)	($)	($)

Base Salary/Bonus(1)	—	4,200,000	—	4,200,000	—	—
SRIP(2)(3)	6,252,000	6,252,000	—	10,729,000 (4)	6,252,000	3,080,000 (5)
BRP(2)(3)	—		4,931,000	—
Accelerated Vesting of Stock Options(6)	—	926,000	—	926,000	—	926,000
Accelerated Vesting of Restricted Stock(7)	—	2,370,000	—	2,370,000	—	2,370,000
Health Care Benefits(8)	—	46,000	—	46,000	—	—
Post-Retirement Health Care(9)	—	—	—	—	—	—
Outplacement Services(10)	—	30,000	—	30,000	—	—
280G Tax Gross-Up	—	—	—	4,572,000	—	—
Total(11)	6,252,000	13,824,000	4,931,000	22,873,000	6,252,000	6,376,000

(1)	The employment agreements or severance agreement for our named executive officers provide that each executive is entitled to the payment of a pro rata share of any bonus for the performance period in which the termination occurs based on the number of days worked in the period. For purposes of quantifying the potential payments for our named executive officers upon a termination, we have assumed that the termination took place on the last business day of 2006. As a result, each named executive officer would be entitled to substantially all the bonus they earned in 2006. Those bonus accounts are set forth in the bonus column of the Summary Compensation Table on page 27 and are not included as bonus payable in the tables above.

(2)	Participants are vested in their benefits under the SRIP after 10 years of service. Benefits under the SRIP and the BRP are mutually exclusive; therefore, participants will not receive a benefit under the SRIP if they are receiving a benefit under the BRP and vice versa. Participants forfeit their benefits under the SRIP if they are terminated for cause and will instead receive benefits under the BRP except for Mr. Richels who is not a participant in the BRP. Benefits paid under the SRIP or the BRP are reduced by any amounts payable under the Defined Benefit Plan so that there is no duplication of benefits.

(3)	The values shown for the SRIP and the BRP benefits for each named executive officer are the present values as of December 31, 2006, of the benefits that would be payable under the SRIP or BRP as of each executive’s earliest possible commencement date. Except in the case of a termination following a change in control where the benefit is paid as a lump sum, we have assumed that the SRIP and BRP benefits will be paid as a monthly single life annuity. All other assumptions are the same as those used to determine the present value of benefits disclosed in the Pension Benefits Table. Pursuant to the disability provisions under the plan, the present value of benefits payable upon disability includes continued service increases to the executive’s earliest commencement date for those participants that currently have over 10 years of service.

(4)	Under the SRIP, all named executive officers, except Mr. Heatly, will receive credit for an additional three years of service, when determining their SRIP benefit in connection with their termination following a change in control. All benefits under the SRIP, including Mr. Heatly’s, are payable as a lump sum payment within 30 days of their termination following a change in control. The lump sum amount shown is based on the lump sum rate in effect for payments beginning January 2007.

(5)	Participants are immediately vested in the accrued benefit upon death which is payable to an eligible spouse at the date the participant would have reached age 55 with 10 years of service, reduced by subsidized early retirement factors and assuming that the participant had elected a 50% joint and survivor pension.

(6)	Values displayed for acceleration of vesting of stock options represent the number of options multiplied by the difference between the market price of our common stock on December 29, 2006, which was $67.08 per share, and the exercise price of each option.

(7)	Values displayed for acceleration of vesting of restricted stock represent the fair value of our common stock as of December 29, 2006, which was $67.08 per share.

(8)	For all named executive officers except Mr. Heatly, health care benefits are payable for 36 months following termination without cause or following their termination in connection with a change in control. Mr. Heatly is entitled to 24 months of health care benefits following his termination in connection with a change in control. The values in the tables are estimated based on our current cost of these benefits.

(9)	Only Mr. Richels will receive an enhancement in his post-retirement medical benefit upon a change in control as all other named executives either would not be eligible for a post-retirement medical benefit or are fully accrued in the benefit. We have not included the value of benefits that would be available to substantially all employees, and have instead only included the value of the enhancement that is payable based on individual employment or severance agreements.

(10)	Outplacement services are provided following termination without cause or following termination in connection with a change in control. The value in the table is estimated based on our current cost of this benefit.

(11)	We recognize that our nonqualified employee benefit plans including the SRIP, the BRP, the Deferred Compensation Plan, employment agreements and severance agreements will be subject, all or in part, to Section 409A of the Code, which requires certain payments that are to be made under these plans and agreements to be delayed for six months.

Both Mr. Jennings and Mr. Myers had their employment terminated without cause in 2006. As a result, we have presented only the information relating to termination without cause in the table below. The amounts set forth in the table below reflect actual amounts paid or payable to Messrs. Jennings and Myers, or value realized upon acceleration of the vesting of their option and stock awards. Footnotes in the table below apply to both Mr. Jennings and Mr. Myers.

	Brian J. Jennings	Robert A. Myers
Benefits and Payments	($)	($)

Base Salary/Bonus(1)	4,350,000	1,980,000
SRIP(2)	847,000	58,000
BRP	—	—
Accelerated Vesting of Stock Options(3)	1,819,000	50,000
Accelerated Vesting of Restricted Stock(4)	2,661,000	465,000
Health Care Benefits(5)	46,000	46,000
Post-Retirement Health Care	—	—
Outplacement Services(6)	30,000	30,000
280G Tax Gross-Up	—	—
Total	9,753,000	2,629,000

(1)	Messrs. Jennings and Myers were each entitled to the pro rata portion of their bonus for 2006 based on the number of days they worked in 2006. Messrs. Jennings and Myers received the bonus set forth in the bonus column of the Summary Compensation Table on page 27. Those bonus amounts are not included in the table above.

(2)	Messrs. Jennings and Myers both had their employment terminated without cause in 2006 and therefore became fully vested in their benefits under the SRIP at that time pursuant to the terms of their employment agreements. Amounts shown above are based on the same assumptions and methods used to determine amounts provided in the Pension Benefits Table.

(3)	Values displayed for the acceleration of vesting of stock options represent the number of options multiplied by the difference between the closing price of our common stock on the respective dates of Mr. Jennings’ and Mr. Myers’ termination of employment and the exercise price of each option. Mr. Jennings’ employment was terminated on December 8, 2006 and our stock price was $72.07 on that date. Mr. Myers’ employment was terminated on September 27, 2006 and our stock price was $62.16 on that date.

(4)	Values displayed for the acceleration of vesting of restricted stock awards are equal to the closing price of our common stock on the date the restricted stock was released multiplied by the number of shares of restricted stock that were released on that date. We do not release shares of restricted stock until we receive an executed general release from the terminated employee. Mr. Jennings’ shares were released on December 20, 2006 and our stock price was $68.69 on that date. Mr. Myers’ shares were released on October 18, 2006 and our stock price was $66.43 on that date.

(5)	Health care benefits are payable for 36 months following termination without cause. The values in the tables are estimated based on our current cost of these benefits.

(6)	Outplacement services are available to Messrs. Jennings and Myers since they were terminated without cause. The value in the table is estimated based on our current cost of this benefit.

Employment and Severance Agreements

Except for Mr. Heatly, all of the named executive officers that are still employed by us are parties to employment agreements that set out their rights to compensation following their termination under various circumstances. Mr. Heatly is a party to a severance agreement which provides for similar rights as the employment agreements. Differences between the employment agreements and Mr. Heatly’s severance agreement are noted throughout the following discussion.

Rights Upon Termination for Any Reason

Under the employment agreements and the severance agreement, regardless of the manner in which a named executive officer’s employment terminates, he or she is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	unpaid salary through the date of termination;

•	unused vacation pay;

•	bonuses that have already been earned;

•	amounts otherwise entitled to under our employee benefit plans; and

•	a “gross-up” payment in an amount equal to any excise tax, or interest or penalties related to any excise tax, assessed against the named executive officer pursuant to Section 4999 of the Code based upon the payments paid or payable pursuant to the employment agreement.

Rights Upon Termination for Death or Disability

The employment agreements provide that if the named executive officer’s employment terminates by reason of death or disability, then, in addition to the items set forth under “Rights Upon Termination for Any Reason,” the named executive officer is entitled to receive a pro rata share of any bonus for the performance period in which the day of termination occurs (based on the number of days worked in the performance period), payable at the same time it is payable to other participants in the bonus plan. The severance agreement does not provide this benefit.

Rights Upon Termination Without Cause and Constructive Discharge

If the named executive officer’s employment is involuntarily terminated other than for “cause” or the named executive officer terminates for “good reason,” as those terms are defined in the employment agreements, then in addition to the items set forth under “Rights Upon Termination for Any Reason,” the named executive officer is entitled to the following:

•	a lump sum cash payment equal to three times the aggregate annual compensation of each named executive officer, with the exception of Mr. Heatly who will receive two times his aggregate annual compensation. “Aggregate annual compensation” is equal to the sum of (i) the executive officer’s annual base salary, and (ii) an amount equal to the largest annual bonus paid or payable to the named executive officer for the three consecutive years prior to the date the named executive officer’s termination occurs;

•	payment of a pro rata share of any bonus for the performance period in which the day of termination occurs (based on the number of days worked in the performance period), payable at the same time it is payable to other participants in the bonus plan;

•	vesting of the named executive officer’s benefits under the SRIP. This benefit is not provided in the severance agreement;

•	the same basic health and welfare benefits that the executive would otherwise be entitled to receive if the named executive officer were our employee for three years following termination. The severance agreement provides for similar benefits to Mr. Heatly for the two years following his date of termination but only in connection with a change in control; and

•	payment of a reasonable amount for outplacement services commensurate with the named executive officer’s title and position with the Company and other executives similarly situated in other companies in our peer group.

Termination Following a Change in Control

Under the employment and severance agreements, if within 24 months following a “change in control” of the Company, the named executive officer (i) is terminated without “cause” by us, or (ii) terminates his or her employment with us for “good reason”, as each of those terms are defined in the employment agreements, then, in addition to the items set forth under “Rights Upon Termination for Any Reason” and “Rights Upon Termination Without Cause and Constructive Discharge,” the named executive officer is entitled to the following:

•	three years of service and three years of age (two years of service and two years of age in the case of Mr. Heatly) shall be added to the named executive officer’s actual years of service and actual age when determining the named executive officer’s entitlement under our Retiree Medical Benefit Coverage. In no event, however, should the additional years of age be construed to reduce or eliminate the executive’s right to coverage under the plan; and

•	three years of service shall be added to the named executive officer’s actual years of service when determining the named executive officer’s benefits under the SRIP. The severance agreement does not provide similar benefits to Mr. Heatly.

“Change in control” is defined as the date on which one of the following occurs: (i) an entity or group acquires 30% or more of our outstanding voting securities, (ii) the incumbent board ceases to constitute at least a majority of our board, or (iii) a merger, reorganization or consolidation is consummated, after shareholder approval, unless (a) substantially all of the shareholders prior to the transaction continue to own more than 50% of the voting power after the transaction, (b) no person owns 30% or more of the combined voting securities, and (c) the incumbent board constitutes at least a majority of the board after the transaction.

Defined Benefit Plan, BRP and SRIP

Under the Defined Benefit Plan, if a participant is (i) involuntarily terminated for any reason other than “cause,” is between the ages of 50 and 55 and has at least 10 years of credited service, or (ii) involuntarily terminated for any reason other than “cause” within two years following a change in control and has a least 10 years of credited service regardless of the participant’s age, then the participant may elect to have his or her benefits under the Defined Benefit Plan paid at any time after the age of 55 subject to the same percentage reduction in the benefits as set forth under “Pension Benefits for the Year Ended December 31, 2006 – Defined Benefit Plan – Early Retirement” that is applicable to the participant.

Additionally, upon a change in control of the Company, all participants in the Defined Benefit Plan, the BRP and the SRIP immediately become 100% vested in their accrued benefits under those plans.

Participants are immediately vested in the accrued benefit upon death which is payable to an eligible spouse at the date the participant would have reached age 55 with 10 years of service, reduced by subsidized early retirement factors and assuming that the participant had elected a 50% joint and survivor pension.

Additionally, if the participant becomes disabled and has greater than 10 years of service at the time of disability, the benefit is calculated based on projected final average compensation and service to commencement date (as early as age 55), reduced with subsidized early retirement factors. If the disabled participant has less than 10 years of service, then he or she is 100% vested in the accrued benefit.

Long-Term Incentive Plan

The Compensation Committee is authorized to provide in the award agreements for the acceleration of any unvested portion of any outstanding awards under our 2005 Long-Term Incentive Plan upon a change in control, retirement or disability. Awards automatically vest upon the death of the executive.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2006 about our common stock that may be issued under our equity compensation plans.

Column c
Number of Securities
		Column b	Remaining Available
	Column a	Weighted-Average	for Future Issuance
	Number of Securities	Exercise Price of	Under Equity
	to be Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options,	(Excluding
	Outstanding Options,	Warrants and	Securities Reflected
Plan category	Warrants and Rights	Rights	in Column (a))

Equity compensation plans approved by security holders	15,382,674	$38.24	18,051,494 (1)
Equity compensation plans not approved by security holders	—	—	—

Total(2)	15,382,674	$38.24	18,051,494

(1)	Represents shares available for issuance pursuant to awards under the 2005 Long-Term Incentive Plan, which may be in the form of stock options, restricted stock awards, restricted stock units, performance units, performance bonus shares, or stock appreciation rights.

(2)	As of December 31, 2006, options to purchase an aggregate of 1,905,107 shares of our common stock at a weighted average exercise price of $23.87 were outstanding under the following equity compensation plans, which options were assumed in connection with merger and acquisition transactions: Santa Fe Energy Resources, Inc. 1995 Incentive Stock Compensation Plan, Santa Fe Energy Resources 1990 Incentive Stock Compensation Plan, Pennzoil Company 1990 Stock Option Plan, Pennzoil Company 1992 Stock Option Plan, Pennzoil Company 1995 Stock Option Plan, Pennzoil Company 1997 Incentive Plan, Pennzoil Company 1997 Stock Option Plan, PennzEnergy Company 1998 Incentive Plan, Pennzoil Company 1998 Stock Option Plan, Mitchell Energy & Development Corp. 1995 Stock Option Plan, Mitchell Energy & Development Corp. 1999 Stock Option Plan, Global Natural Resources Inc. 1992 Stock Option Plan, Ocean Energy, Inc. Long Term Incentive Plan for Non-Executive Employees, Ocean Energy, Inc. 2001 Long Term Incentive Plan, Ocean Energy, Inc. 1999 Long Term Incentive Plan, Ocean Energy, Inc. 1998 Long Term Incentive Plan, Ocean Energy, Inc. 1996 Long Term Incentive Plan, Seagull Energy Corporation 1993 Stock Option Plan, Seagull Energy Corporation 1993 Non-Employee Directors’ Stock Option Plan, United Meridian Corporation 1994 Employee Nonqualified Stock Option Plan and United Meridian Corporation 1994 Outside Director’s Nonqualified Stock Option Plan. No further grants or awards will be made under the assumed equity compensation plans.

PRINCIPAL SECURITY OWNERSHIP

Owners of More Than Five Percent of Devon Stock

To the best of our knowledge, no person beneficially owned more than 5% of our common stock at the close of business on April 9, 2007, except as set forth below:

	Number of Shares		Percent of
Name and Address of Beneficial Owner	Beneficially Owned		Class

Capital Research and Management Company	29,688,970	(1)	6.67%
333 South Hope Street
Los Angeles, CA 90071
Davis Selected Advisors, L.P.	28,724,545	(2)	6.46%
2949 East Elvira Road, Suite 101
Tucson, AZ 85706
George P. Mitchell	23,722,474	(3)	5.33%
10077 Grogan’s Mill Road, Suite 475
The Woodlands, TX 77380

(1)	Based on a 13G/A filed February 12, 2007, Capital Research and Management Company states that it has sole voting power as to 9,769,070 shares and sole dispositive power as to 29,688,970 shares.

(2)	Based on a 13G/A filed January 11, 2007, Davis Selected Advisors, L.P. states that it has sole voting power and sole dispositive power as to 28,724,545 shares.

(3)	Includes 21,636,040 shares owned of record by Mr. Mitchell and 2,086,434 shares are held in joint tenancy with Mr. Mitchell’s wife.

Directors and Executive Officers

The following table sets forth as of April 9, 2007, the number and percentage of outstanding voting shares beneficially owned by our named executive officers, each of our Directors and by all of our executive officers and Directors as a group.

	Number of
	Common Shares		Percent of
Name of Beneficial Owner	Beneficially Owned(1)		Class

J. Larry Nichols*	2,700,058	(2)	**
J. Todd Mitchell*	727,000	(3)	**
Darryl G. Smette	540,852	(4)	**
John Richels	490,727	(5)	**
Brian J. Jennings	463,978	(6)	**
David M. Gavrin*	226,526	(7)	**
John A. Hill*	138,310	(8)	**
Danny J. Heatly	126,660	(9)	**
Michael M. Kanovsky*	118,052	(10)	**
Stephen J. Hadden	117,296	(11)	**
Robert L. Howard*	88,466	(12)	**
Peter J. Fluor*	83,382	(13)	**
William J. Johnson*	54,066	(14)	**
Thomas F. Ferguson*	49,000	(15)	**
Robert A. Myers	22,012	(16)	**
All of our Directors and executive officers as a group(17)	6,377,442	(17)	1.43%

*	Director.

**	Less than 1%.

(1)	Shares beneficially owned include shares of common stock and shares of common stock issuable within 60 days of April 9, 2007.

(2)	Includes 1,308,720 shares owned of record by Mr. Nichols, 85,930 shares owned of record by Mr. Nichols as Trustee of a family trust, 157,248 shares owned by Mr. Nichols’ wife, and 1,148,160 shares which are deemed beneficially owned pursuant to stock options held by Mr. Nichols.

(3)	Includes 702,000 shares acquired as a result of the merger of Mitchell Energy & Development Corp. into us. These shares are held by a family limited partnership, the general partner of which is a limited liability company that is owned in equal shares by the 10 adult children of George P. Mitchell and Cynthia Woods Mitchell and for which J. Todd Mitchell acts as the co-manager. The limited liability company owns a 0.1% general partnership interest in the partnership, and the trusts for the 10 adult children of Mr. & Mrs. Mitchell (including J. Todd Mitchell) each own a 9.99% limited partnership interest in the partnership. J. Todd Mitchell disclaims beneficial ownership of the shares of common stock except to the extent of his pecuniary interest therein. Also includes 6,000 shares owned of record by J. Todd Mitchell and 19,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Mitchell.

(4)	Includes 81,932 shares owned of record by Mr. Smette and 458,920 shares that are deemed beneficially owned pursuant to stock options held by Mr. Smette.

(5)	Includes 82,761 shares owned of record by Mr. Richels, and 399,480 shares that are deemed beneficially owned pursuant to stock options held by Mr. Richels.

(6)	Includes 74,027 shares owned of record by Mr. Jennings and 416,700 shares which were deemed beneficially owned pursuant to stock options held by Mr. Jennings at the time of the termination of his employment. It also reflects the acceleration of the unvested options and restricted stock, pursuant to the terms of his employment agreement.

(7)	Includes 107,190 shares owned of record by Mr. Gavrin, 2,178 shares owned by Mr. Gavrin’s wife, 74,158 shares owned of record by Mr. Gavrin as General Partner of a family partnership, and 43,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Gavrin.

(8)	Includes 75,900 shares owned of record by Mr. Hill, 23,884 shares owned by a partnership in which Mr. Hill shares voting and investment power, 4,726 shares owned by Mr. Hill’s immediate family and 33,800 shares that are deemed beneficially owned pursuant to stock options held by Mr. Hill.

(9)	Includes 29,762 shares owned of record by Mr. Heatly, 658 shares held in the Devon Energy Incentive Savings Plan and 96,240 shares that are deemed beneficially owned pursuant to stock options held by Mr. Heatly.

(10)	Includes 8,820 shares owned of record by Mr. Kanovsky, 72,232 shares held indirectly through a family owned entity, and 37,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Kanovsky.

(11)	Includes 50,576 shares owned of record by Mr. Hadden and 66,720 shares that are deemed beneficially owned pursuant to stock options held by Mr. Hadden.

(12)	Includes 17,941 shares owned of record by Mr. Howard, a 10,413 share interest in the OEI Outside Directors Deferred Fee Plan and 60,112 shares that are deemed beneficially owned pursuant to stock options held by Mr. Howard.

(13)	Includes 31,122 shares owned of record by Mr. Fluor, an 11,108 share interest in the OEI Outside Directors Deferred Fee Plan and 41,152 shares that are deemed beneficially owned pursuant to stock options held by Mr. Fluor.

(14)	Includes 23,066 shares owned of record by Mr. Johnson and 31,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Johnson.

(15)	Includes 6,000 shares owned of record by Mr. Ferguson and 43,000 shares that are deemed beneficially owned pursuant to stock options held by Mr. Ferguson.

(16)	Includes 4,012 shares owned of record by Mr. Myers and 18,000 shares which were deemed beneficially owned pursuant to stock options held by Mr. Myers at the time of the termination of his employment. It also reflects the acceleration of the unvested options and restricted stock, pursuant to the terms of his employment agreement.

(17)	Includes 3,226,554 shares that are deemed beneficially owned pursuant to stock options held by Directors and executive officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 furnished to us during and with respect to our most recently completed fiscal year, and any written representations of reporting persons, we believe that all transactions by reporting persons during 2006 were reported on a timely basis.

INFORMATION ABOUT EXECUTIVE OFFICERS

Information concerning our executive officers is set forth below. Information concerning J. Larry Nichols is set forth under the caption “Election of Directors – Whose Terms Expire in 2009.” Information concerning John Richels is set forth under the caption “Nominees for Directors for Terms Expiring in 2010.”

Stephen J. Hadden – Senior Vice President Exploration and Production

Mr. Hadden, age 52, was elected to the position of Senior Vice President – Exploration and Production in July 2004. In 1977 Mr. Hadden joined Texaco, now Chevron Corporation, as a field engineer, subsequently holding a series of engineering and management positions in the United States. In 2002, he became an independent consultant. Mr. Hadden received his Bachelor of Science in Chemical Engineering from Pennsylvania State University.

Danny J. Heatly – Vice President – Accounting and Chief Accounting Officer

Mr. Heatly, age 51, was elected to the position of Vice President – Accounting and Chief Accounting Officer in 1999 and since December 9, 2006 has been serving as our acting Chief Financial Officer. Mr. Heatly had previously served as our Controller since 1989. Prior to joining us, Mr. Heatly was associated with Peat Marwick Main & Co. (now KPMG LLP) in Oklahoma City with various duties, including Senior Audit Manager. He is a Certified Public Accountant, a member of the American Institute of Certified Public Accountants and the Oklahoma Society of Certified Public Accountants. He graduated with a Bachelor’s of Accountancy degree from the University of Oklahoma.

Marian J. Moon – Senior Vice President Administration

Ms. Moon, age 56, was elected to the position of Senior Vice President – Administration in 1999. Ms. Moon is responsible for Office Administration, Information Technology, Human Resources, Corporate Resources and Corporate Governance. Ms. Moon has been with us for 22 years serving in various capacities, including Manager of Corporate Finance and Corporate Secretary. Prior to joining us, Ms. Moon was employed by Amarex, Inc., an Oklahoma City-based oil and natural gas production and exploration firm, where she last served as Treasurer. Ms. Moon is a member of the Society of Corporate Secretaries & Governance Professionals. She is a graduate of Valparaiso University.

Darryl G. Smette – Senior Vice President Marketing and Midstream

Mr. Smette, age 59, was elected to the position of Senior Vice President – Marketing and Midstream in 1999. Mr. Smette previously held the position of Vice President – Marketing and Administrative Planning since 1989. His marketing background includes 15 years with Energy Reserves Group, Inc./BHP Petroleum (Americas), Inc. He is also an oil and gas industry instructor approved by the University of Texas Department of Continuing Education. Mr. Smette is a member of the Oklahoma Independent Producers Association, Natural Gas Association of Oklahoma and the American Gas association. He holds an undergraduate degree from Minot State University and a Master’s degree from Wichita State University.

Lyndon C. Taylor – Senior Vice President and General Counsel

Mr. Taylor, 48, was elected to the position of Senior Vice President and General Counsel in February 2007. Mr. Taylor had previously served as Deputy General Counsel since August 2005. Prior to joining us, Mr. Taylor was with Skadden, Arps, Slate, Meagher & Flom, LLP for 20 years, most recently as managing partner of the Houston office’s energy practice. He is admitted to practice law in Oklahoma and Texas. Mr. Taylor holds a Bachelor of Science degree in Industrial Engineering from Oklahoma State University and a Juris Doctorate from the University of Oklahoma.

AGENDA ITEM 2. RATIFICATION OF INDEPENDENT AUDITORS FOR 2007

The Audit Committee has appointed KPMG LLP, as our independent auditors for 2007. Representatives of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders. In order to enhance its corporate governance practices, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification. If the appointment of KPMG LLP is not ratified by the stockholders, the Board of Directors will consider appointing another independent accounting firm for 2008.

The Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as our independent auditors for 2007.

SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINEES

Any stockholder desiring to present a proposal for inclusion in our Proxy Statement for our 2008 Annual Meeting of Stockholders must present the proposal to our Corporate Secretary not later than December 28, 2007. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934 will be included in our Proxy Statement for the 2008 Annual Meeting. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2008 Annual Meeting of Stockholders, but not included in our Proxy Statement, must be received by our Corporate Secretary between February 6, 2008 and March 8, 2008 in order to be considered timely, subject to any provisions of our Bylaws. The Chairman of the 2008 Annual Meeting may determine that any proposal for which we did not receive timely notice shall not be considered at the 2008 Annual Meeting. If, in the discretion of the Chairman, any such proposal is to be considered at the meeting, the persons designated in our Proxy Statement shall be granted discretionary authority with respect to the untimely stockholder proposal.

OTHER MATTERS

Our Board of Directors knows of no other matter to come before the meeting other than that set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxies as they deem advisable in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

Oklahoma City, Oklahoma	Janice A. Dobbs
April 27, 2007	Corporate Secretary and Manager – Corporate Governance

Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma 73102-8260

\

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
DEVON ENERGY CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
PROXY
The undersigned stockholder of Devon Energy Corporation, a Delaware corporation, hereby nominates and appoints J. Larry Nichols, John Richels and Marian J. Moon with full power of substitution, as true and lawful agents and proxies to represent the undersigned and vote all shares of common stock of Devon Energy Corporation owned by the undersigned in all matters coming before the Annual Meeting of Stockholders (or any adjournment thereof) of Devon Energy Corporation to be held on the Third Floor of the Chase Tower, 100 North Broadway, Oklahoma City, Oklahoma, on Wednesday, June 6, 2007, at 8:00 a.m. local time. The Board of Directors recommends a vote “FOR” Agenda Items 1 and 2 as set forth on the reverse side.
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED BELOW BY THE STOCKHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.
Do not return your Proxy Card if you are voting by Telephone or Internet
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Address Changes/Comments:

DEVON ENERGY CORPORATION OFFERS STOCKHOLDERS OF RECORD
THREE WAYS TO VOTE YOUR PROXY

TELEPHONE VOTING	INTERNET VOTING	VOTING BY MAIL

This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-877-260-0388, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 8:00 p.m. Central Daylight Time on June 5, 2007.

Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 8:00 p.m. Central Daylight Time on June 5, 2007.

Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1101, New York, NY 10269-0666. If you are voting by telephone or the Internet, please do not mail your proxy card.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” Agenda Items 1 and 2.

1.	Election of Directors Nominees: (01) Thomas F. Ferguson, (02) David M. Gavrin and (03) John Richels	FOR (all nominees)		WITHHOLD (as to all nominees)	3.	OTHER MATTERS: In its discretion, to vote with respect to any other matters that may come up before the meeting or any adjournment thereof, including matters incident to its conduct.

	To withhold authority to vote for any individual nominee(s), write the name(s) of such nominee(s) in the space provided below.

2.	Ratify the Appointment of the Company’s Independent Auditors for 2007	FOR	AGAINST	ABSTAIN

					Mark here for address change and note on reverse

					Mark here if you plan to attend the meeting

					I RESERVE THE RIGHT TO REVOKE THE PROXY AT ANY TIME BEFORE THE EXERCISE THEREOF.

					Date , 2007

					SIGNATURE

					SIGNATURE

					Please sign exactly as your name appears at left, indicating your official position or representative capacity, if applicable. If shares are held jointly, each owner should sign.